SUPPLEMENT NO. 3


                       ATEL Capital Equipment Fund X, LLC

                        Supplement dated August 31, 2004
                     to the Prospectus dated March 12, 2003
                      of ATEL Capital Equipment Fund X, LLC
                                  (the "Fund")


                                TABLE OF CONTENTS

Status of the offering . . . . . . . . . . . . . . . . . . . . . . . . . . .  .1
Equipment acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  .1
Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .4
Management's Discussion and Analysis  . . . . . . . . . . . . . . . . . . . .. 5
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 6
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

The Fund's Prospectus is hereby supplemented as set forth on the following pages. This supplement is a part of and must be accompanied by the Fund's Prospectus dated March 12, 2003. Terms not otherwise defined herein have the meaning as defined in the Prospectus.

Status of the Offering

As of April 9, 2003, the Fund had received and accepted subscriptions for 120,000 Units ($1,200,000). As a result, the escrow condition was satisfied and the subscription proceeds were released to the Fund.

As of August 31, 2004, the Fund had received and accepted subscriptions for 8,942,154 Units for total subscription proceeds in the amount of $89,411,540. As of such date, the Fund had committed all of such proceeds to equipment costs, offering and organization expenses and capital reserves.


Equipment Acquisitions

Two lessees each provided in excess of 10% of the Fund's gross revenues for the year ended December 31, 2003. Three lessees each provided in excess of 10% of the Fund's gross revenues for the nine month period ended September 30, 2004. None of these lessees is affiliated in any way with the Fund, the Manager or any of their affiliates except as lessees of equipment in arm's length lease transactions. The lessees and their contributions to the Fund's revenues in 2003 and 2004 were as follows:


                                                         Percentage of revenues
Lessee                     Type of Equipment              2004            2003
------                     -----------------              ----            ----
GE Aircraft Engines        Manufacturing                  23%              *
Ball Corporation           Materials handling             20%             27%
Colowyo Coal Company L.P.  Mining                         12%             37%

*  Less than 10%.


Set forth below is a summary of the Equipment acquisitions and leases entered into or identified by the Fund as of the date of this supplement.

                             EQUIPMENT ACQUISITIONS

                                     Equipment                       Commence   Acquisition     Indebt-
Lessee                               Type                           Date(s) (1)  Price (2)     edness (3)   Term (4)  Type (5) Notes

Leases and notes funded:

Arbinet-thexchange, Inc.            Telecom Switch                    Aug-03        $ 654,526        $ -       36          FP
Arsenal Digital Solutions           Software Licenses                 Jan-04           42,943          -       24          FP
   Worldwide, Inc.
Arsenal Digital Solutions           Computer Software                 Sep-04           44,138          -       24          FP
   Worldwide, Inc.
Arsenal Digital Solutions           Computer Hardware                 Jun-04          171,041          -       36          FP
   Worldwide, Inc.
Arsenal Digital Solutions           Computer Hardware                 Jul-04           73,396          -       36          FP
   Worldwide, Inc.                     and Phone System
Arsenal Digital Solutions           Office Furniture                  Aug-04           74,243          -       36          FP
   Worldwide, Inc.
ARYx Therapeutics, Inc.             Testing equipment                 Apr-03          182,125          -       30          FP
ARYx Therapeutics, Inc.             Computer Equipment                Jul-04          115,279          -       24          FP
Ball Corporation                    Bulk boxes, Pallets               Sep-03        2,793,225          -       59          FP
                                       & Tiers
Ball Corporation                    Bulk boxes, Pallets               Oct-03          631,118          -       60          FP
                                       & Tiers
Ball Corporation                    Bulk boxes, Pallets               Nov-03          408,800          -       60          FP
                                       & Tiers
Boingo Wireless, Inc.               Computer Equipment                Sep-04          102,518          -       30          FP
Cedar Point Communications, Inc.    Computer Equipment                Aug-04          185,618          -       36          FP
Cedar Point Communications, Inc.    Computer Equipment                Sep-04           73,112          -       36          FP
                                       and Office
                                       Furniture
Colowyo Coal Company L.P.           Walking Drag Line                 Apr-03        2,000,000          -       32          OL
Daimler Chrysler Corporation        Materials Handling                Oct-04        1,491,667          -       60          FP
Dorado Network Systems Corporation  Office Furniture                  Jun-04           87,430          -       18          FP
Dorado Network Systems Corporation  Computer Equipment                Jul-04           89,066          -       18          FP
Dorado Network Systems Corporation  Computer Equipment                Aug-04           48,084          -       18          FP
General Electric Company /          Machine Tools                     Dec-03        6,088,818          -    62 - 75    OL, HP
   GE Aircraft Engines
Helijet International, Inc.         Helicopters                       Apr-04        2,680,000          -       60          OL
International Paper Company         Dozer                             Apr-04          593,560          -       60          OL
International Paper Company         Lift Trucks, Loader     Jun-04 to Aug-04          267,750          -    36 - 60        HP
International Paper Company         Loader, Carrier                   Jun-04          233,840          -       60          HP
Kaiser Foundation Hospitals         Information Storage               Oct-03          538,742          -       36          HP
                                       Equipment
Kaiser Foundation Hospitals         Information Storage               Dec-03          110,814          -       34          HP
                                       Equipment
Kaiser Foundation Hospitals         Information Storage               Jan-04          105,488          -       34          HP
                                       Equipment
Kaiser Foundation Hospitals         Information Storage               Nov-03          291,390          -       36          HP
                                       Equipment
Kaiser Foundation Hospitals         Information Stroage               Jun-04           33,288          -       29          HP
                                       Upgrade
Lafarge North America, Inc.         Forklifts                         Apr-04          836,266          -       36          OL
Lafarge North America, Inc.         Forklifts                         Jul-04        1,091,782          -       36          OL
Lightship Holding, Inc. &           Telecommuni-cations               Jul-04          375,000          -       24          FP
   Lightship Telecom, LLC              & Office Furniture
New NGC, Inc. dba National          Cat Tractor & Shovel              Apr-04        1,371,097          -    42 - 66        OL
   Gypsum Company
On24, Inc.                          Computer Equipment                Sep-04           53,317          -       36          FP
Overnite Transportation Company     Over-the-road Tractors            Apr-04          848,881          -       60          OL
Overnite Transportation Company     Over-the-road Tractors            May-04        1,543,420          -       60          OL
Starcite, Inc.                      Working Capital Loan              Jul-04          175,000          -       24          NR
                                                                              ---------------- ----------
Total funded as of August 31, 2004:                                              $ 26,506,782        $ -
                                                                              ================ ==========

                                      NOTES

(1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore, "Commence Date(s)" expressed as a range represents multiple Lease commencement dates occurring or anticipated under the same Lease line.

(2) "Acquisition Price" includes either amounts committed to Lessees for funding by the Program, or actual Equipment acquisition costs as of October 31, 2003. All figures are rounded to the nearest dollar. For any transactions which are not fully funded, the "Acquisition Price" may change as a result of ongoing fundings. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member's best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding lease commitment, its discussions with the lessee, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described.

(3) "Indebtedness" is the original principal amount of the debt acquired or assumed by the Fund in order to acquire the Equipment and leverage the Acquisition Price of the Equipment. Although transactions may originally be purchased for all cash, the Managing Member may subsequently leverage equipment in order to achieve an overall debt-equity balance for the portfolio.

(4) "Term" is expressed in terms of months, although actual lease terms may be monthly, quarterly, semiannual or annual.

(5) A designation of "FP" indicates that the aggregate rents to be received during the Term equal or exceed the Acquisition Price of the Equipment. A designation of "HP" indicates that the aggregate rents to be received during the Term equal or exceed 90% of the Acquisition Price of the Equipment. A designation of "OL" indicates that the aggregate rents to be received during the Term are less than 90% of the Acquisition Price of the Equipment. A designation of "NR" indicates that the transaction is a note receivable.

Distributions

The following table is a summary of cash distributions by the Fund to Holders to the date of this Supplement. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital.

The source of all cash distributions has been Cash from Operations. Cash from Operations is defined in the Limited Liability Company Operating Agreement (Operating Agreement) as follows: Cash from Operations shall mean the excess of Gross Revenues over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after reasonable allowance for cash repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

                                                                                                             Weighted
                                                                                                  Total       Average
     Distribution            Month             Return of     Distribution         Total        Distribution    Units
      Period (1)              Paid              Capital        of Income       Distribution    per Unit (2)  Outstanding

      April 2003            May 2003               $ 7,753              $ -           $ 7,753    $ 0.066667     116,295
       May 2003            June 2003                27,941                -            27,941      0.066667     419,115
       June 2003           July 2003                53,058                             53,058      0.066667     795,870
       July 2003          August 2003               85,360                -            85,360      0.066667   1,280,400
      August 2003        September 2003            117,985                -           117,985      0.066667   1,769,775
    September 2003        October 2003             154,630                -           154,630      0.066667   2,319,450
     October 2003        November 2003             186,164                -           186,164      0.066667   2,792,460
     November 2003       December 2003             212,467                -           212,467      0.066667   3,187,005
     December 2003        January 2004             235,930                -           235,930      0.066667   3,538,950
     January 2004        February 2004             258,769                -           258,769      0.066667   3,881,535
     February 2004         March 2004              282,598                -           282,598      0.066667   4,238,970
      March 2004           April 2004              310,085                -           310,085      0.066667   4,651,275
      April 2004            May 2004               351,418                -           351,418      0.066667   5,271,270
       May 2004            June 2004               389,232                -           389,232      0.066667   5,838,480
       June 2004           July 2004               418,450                -           418,450      0.066667   6,276,750
       July 2004          August 2004              445,115                -           445,115      0.066667   6,676,725
      August 2004        September 2004            472,924                -           472,924      0.066667   7,093,863
                                          ----------------- ---------------- ----------------- -------------
                                                 4,009,879                -         4,009,879    $ 1.133333
                                                                                               =============

   April - June 2003       July 2003                22,554                -            22,554    $ 0.200000     112,770
 July - September 2003    October 2003              69,584                -            69,584      0.200000     347,920
October - December 2003   January 2004             123,008                -           123,008      0.200000     615,040
 January - March 2004      April 2004              178,482                -           178,482      0.200000     892,410
   April - June 2004       July 2004               235,617                -           235,617      0.200000   1,178,085
                                          ----------------- ---------------- ----------------- -------------
                                                   629,245                -           629,245    $ 1.000000
                                          ----------------- ---------------- ----------------- =============
                                               $ 4,639,124              $ -       $ 4,639,124
                                          ================= ================ =================

(1)  Investors  may elect to  receive  their  distributions  either  monthly  or quarterly. See "Timing and Method of Distributions" on Page 53 of the Prospectus. The monthly distributions in the table include only those distributions made to investors on a monthly basis. The quarterly distributions in the table include only those distributions made to investors on a quarterly basis.

(2) Total distributions per Unit represents the per Unit distribution rate for those Units which were outstanding for all of the applicable period.

Management's Discussion and Analysis

Capital Resources and Liquidity

During the six and three month periods ended June 30, 2004 and 2003, the Company's primary activities were raising funds through its offering of Limited Liability Company Units (Units) and engaging in equipment leasing activities. Through June 30, 2004, the Company had received subscriptions for 7,870,712 Units ($78,707,120). As of June 30, 2004, 7,848,412 Units ($78,484,120) were issued and outstanding.

During the funding period, the Company's primary source of liquidity is subscription proceeds from the public offering of Units. The liquidity of the Company will vary in the future, increasing to the extent cash flows from leases exceed expenses, and decreasing as lease assets are acquired, as distributions are made to the members and to the extent expenses exceed cash flows from leases.

As another source of liquidity, the Company has contractual obligations with lessees for fixed lease terms at fixed rental amounts. As the initial lease terms expire the Company will re-lease or sell the equipment. The future liquidity beyond the contractual minimum rentals will depend on AFS's success in re-leasing or selling the equipment as it comes off lease.

The Company anticipates reinvesting a portion of lease payments from owned assets on lease in new leasing transactions. Such reinvestment will occur only after the payment of all obligations, including debt service (both principal and interest), the payment of management and acquisition fees to AFS and providing for cash distributions to the members.

The Company currently has available adequate reserves to meet contingencies, but in the event those reserves were found to be inadequate, the Company would likely be in a position to borrow against its current portfolio to meet such requirements. AFS envisions no such requirements for operating purposes.

No commitments of capital have been or are expected to be made other than for the acquisition of additional equipment. As of June 30, 2004, such commitments totaled approximately $7,983,000.

If inflation in the general economy becomes significant, it may affect the Company inasmuch as the residual (resale) values and rates on re-leases of the Company's leased assets may increase as the costs of similar assets increase. However, the Company's revenues from existing leases would not increase, as such rates are generally fixed for the terms of the leases without adjustment for inflation.

If interest rates increase significantly, the lease rates that the Company can obtain on future leases will be expected to increase as the cost of capital is a significant factor in the pricing of lease financing. Leases already in place, for the most part, would not be affected by changes in interest rates.

Cash Flows

During the six and three month periods ended June 30, 2004 and 2003, the Company's primary source of liquidity was the proceeds of its public offering of Units.

During the three and six month periods ended June 30, 2004 and 2003, the Company's primary source of cash from operating activities was operating lease rents.

During 2004, sources of cash from investing activities consisted of collections of amounts due from an affiliate and cash flows from direct financing leases and notes receivable. In 2003, there were no sources of cash flows from investing activities. In 2004 and 2003 we used cash to purchase assets on operating leases and to pay initial direct costs to AFS. In 2004, we also used cash to purchase assets on direct financing leases and to make note receivable advances.

In 2004 and 2003, financing sources of cash flows consisted solely of the proceeds of our public offering of Units. We used cash to pay for the costs of the offering and to make distributions to the Members.

Results of operations

As of April 9, 2003, subscriptions for the minimum amount of the offering ($1,200,000) had been received and accepted by the Company. As of that date, the Company commenced operations in its primary business (leasing activities). Because of the fact that the initial portfolio acquisitions were not completed at June 30, 2004, the results of operations in 2004 are not expected to be comparable to future periods. After the Company's public offering and its initial asset acquisition stage terminate, the results of operations are expected to change significantly.

Operations resulted in a net loss of $81,132 for the six month period ended June 30, 2004 and net income of $19,386 for the three month period then ended. In 2003, operations resulted in a net loss of $67,686 for the six and three month periods. The Company's primary source of revenues is from operating leases. We expect that operating leases will continue to be the primary source of revenues and that the amounts earned will increase as we continue to acquire additional lease assets. Our depreciation expense is directly related to the assets we have on operating leases. We also expect that depreciation expense will increase in future periods in relation to operating lease revenues as we acquire more assets.

Under the terms of the Limited Liability Company Operating Agreement, AFS is entitled certain fees and reimbursements of costs. Asset management fees for the six and three month periods ended June 30, 2004 were $73,414 and $43,987, respectively and costs reimbursements were $114,362 and $62,832, respectively. These amounts are expected to increase in future periods as the operations of the Company expand.

Experts

Ernst & Young LLP, independent registered public accounting firm, have audited our balance sheets as of December 31, 2003 and 2002, and the related statements of operations, changes in members' capital and cash flows for the year ended December 31, 2003 and for the period from August 12, 2002 (inception) through December 31, 2002, as set forth in their report. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated balance sheet of ATEL Financial Services LLC as of July 31, 2004, as set forth in their report. We've included the consolidated balance sheet in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL Capital Equipment Fund X, LLC

Report of Ernst & Young LLP, Independent Auditors . . . . . . . . . . . .  F - 2

Balance Sheets, December 31, 2003 and 2002 . . . . . . . . . . . . . . . . F - 3

Statements of Operations for the year ended December 31, 2003 and for the period from August 12, 2002 (Inception) to December 31, 2002 . . . F - 4

Statements of Changes in Members' Capital for the year ended December 31,
   2003 and for the period from August 12, 2002 (inception) to December
   31, 2002 . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . F - 5

Statements of Cash Flows for the year ended December 31, 2003 and for
   the period from August 12, 2002 (inception) through December 31, 2002   F - 6

Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . F - 7

Balance Sheets, September 30, 2004 and December 31, 2003 (Unaudited) . .  F - 15

Statements of Operations for the nine and three month periods ended
   September 30, 2004 and 2003 (Unaudited)  . . . . . . . . . . . . . . . F - 16

Statements of Changes in Members' Capital for the year ended
   December 31, 2003 and for the nine month period ended september 30,
   2004 (Unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . .  F - 17

Statements of Cash Flows for the nine and three month periods ended
   September 30, 2004 and 2003 (Unaudited). . . . . . . . . . . . . . . . F - 18

Notes to Financial Statements (Unaudited) . . . . . . . . . . . . . . . . F - 19




ATEL Financial Services, LLC

Report of Ernst & Young LLP, Independent Auditors . . . . . . . . . . . . F - 25

Consolidated Balance Sheet, July 31, 2004 . . . . . . . . . . . . . . . . F - 26

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . .F - 27

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Members
ATEL Capital Equipment Fund X, LLC

We have audited the accompanying balance sheets of ATEL Capital Equipment Fund X, LLC (the Company) as of December 31, 2003 and 2002, and the related statements of operations, changes in members' capital and cash flows for the year ended December 31, 2003 and for the period from August 12, 2002 (inception) through December 31, 2002. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL Capital Equipment Fund X, LLC at December 31, 2003 and 2002, and the results of its operations and cash flows for the year ended December 31, 2003 and for the period from August 12, 2002 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States.

                                                          /s/ ERNST & YOUNG LLP

San Francisco, California
February 20, 2004

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                                 BALANCE SHEETS

                           DECEMBER 31, 2003 AND 2002


                                     ASSETS

                                                   2003              2002
                                                   ----              ----

Cash and cash equivalents                         $ 22,680,652            $ 600

Due from affiliate                                     248,428                -

Accounts receivable                                      3,179                -

Prepaid syndication costs                              156,624                -

Investments in leases                               14,726,680                -
                                             ------------------ ----------------
Total assets                                      $ 37,815,563            $ 600
                                             ================== ================


                        LIABILITIES AND MEMBERS' CAPITAL

Accounts payable:
   Managing Member                                   $ 472,041              $ -
   Other                                               127,131                -

Unearned operating lease income                        105,728                -
                                             ------------------ ----------------
Total liabilities                                      704,900                -

Members' capital                                    37,110,663              600
                                             ------------------ ----------------
Total liabilities and Members' capital            $ 37,815,563            $ 600
                                             ================== ================




                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                            STATEMENTS OF OPERATIONS

                 FOR THE PERIOD FROM AUGUST 22, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002
                                   AND FOR THE
                          YEAR ENDED DECEMBER 31, 2003


                                                   2003              2002
                                                   ----              ----
Revenues:
Leasing activities:
   Operating leases                                  $ 786,291              $ -
   Direct finance leases                                44,134                -
   Gain on sales of assets                              10,991                -
Interest                                                66,325                -
Other                                                      173                -
                                             ------------------ ----------------
                                                       907,914                -
Expenses:
Depreciation                                           796,842                -
Amortization                                            66,861                -
Asset management fees to Managing Member                48,550                -
Cost reimbursements to Managing Member                  48,235                -
Professional fees                                       33,563                -
Postage                                                 19,156                -
Interest expense                                         8,045                -
Other                                                   69,675                -
                                             ------------------ ----------------
                                                     1,090,927                -
                                             ------------------ ----------------
Net loss                                            $ (183,013)             $ -
                                             ================== ================

Net income (loss):
   Managing Member                                    $ 75,913                -
   Other Members                                      (258,926)               -
                                             ------------------ ----------------
                                                    $ (183,013)             $ -
                                             ================== ================

Net loss per Limited Liability Company Unit             ($0.12)           $0.00

Weighted average number of Units outstanding         2,229,909               10




                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                    STATEMENTS OF CHANGES IN MEMBERS' CAPITAL

                 FOR THE PERIOD FROM AUGUST 22, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002
                             AND FOR THE YEAR ENDED
                                DECEMBER 31, 2003


                                                           Other Members                 Managing
                                                           -------------
                                                      Units             Amount            Member             Total

Initial capital contributions                                  50             $ 500              $ 100            $ 600
                                                 ----------------- ----------------- ------------------ ----------------
Balance December 31, 2002                                      50               500                100              600

Capital contributions                                   4,483,332        44,833,320                  -       44,833,320
Less selling commissions to affiliates                          -        (4,034,999)                 -       (4,034,999)
Other syndication costs to affiliates                           -        (2,491,736)                 -       (2,491,736)
Distributions to Other Members ($0.42 per Unit)                 -          (937,496)           (76,013)      (1,013,509)
Net income (loss)                                               -          (258,926)            75,913         (183,013)
                                                 ----------------- ----------------- ------------------ ----------------
Balance December 31, 2003                               4,483,382      $ 37,110,663                $ -     $ 37,110,663
                                                 ================= ================= ================== ================







                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                            STATEMENTS OF CASH FLOWS

                 FOR THE PERIOD FROM AUGUST 22, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002
                             AND FOR THE YEAR ENDED
                                DECEMBER 31, 2003


                                                                      2003              2002
                                                                      ----              ----
Operating activities:
Net loss                                                               $ (183,013)             $ -
Adjustments to reconcile net loss to cash provided by operating activities:
   Gain on sales of assets                                                (10,991)
   Depreciation                                                           796,842                -
   Amortization                                                            66,861
   Changes in operating assets and liabilities:
      Accounts receivable                                                  (3,179)               -
      Prepaid syndication costs                                          (156,624)               -
      Accounts payable, Managing Member                                   472,041                -
      Accounts payable, other                                             127,131                -
      Unearned operating lease income                                     105,728                -
                                                                ------------------ ----------------
Net cash provided by operations                                         1,214,796                -
                                                                ------------------ ----------------

Investing activities:
Purchases of equipment on operating leases                            (14,144,965)               -
Proceeds from sales of assets                                             257,206                -
Due from affiliate                                                       (248,428)               -
Purchases of equipment on direct financing leases                        (697,468)               -
Payments of initial direct costs to Managing Member                    (1,092,193)               -
Reduction of net investment in direct financing leases                     98,028                -
                                                                ------------------ ----------------
Net cash used in investing activities                                 (15,827,820)               -
                                                                ------------------ ----------------

Financing activities:
Capital contributions received                                         44,833,320              600
Payment of syndication costs to Managing Member                        (6,526,735)               -
Distributions to Other Members                                           (937,496)               -
Distributions to Managing Member                                          (76,013)               -
                                                                ------------------ ----------------
Net cash provided by financing activities                              37,293,076              600
                                                                ------------------ ----------------

Net increase in cash and cash equivalents                              22,680,052              600

Cash and cash equivalents at beginning of period                              600                -
                                                                ------------------ ----------------
Cash and cash equivalents at end of period                           $ 22,680,652            $ 600
                                                                ================== ================

Supplemental disclosures of cash flow information:
Cash paid during the period for interest                                  $ 8,045              $ -
                                                                ================== ================



                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


1. Organization and Limited Liability Company matters:

ATEL Capital Equipment Fund X, LLC (the Company) was formed under the laws of the state of California on August 12, 2002 for the purpose of acquiring equipment to engage in equipment leasing and sales activities. The Company may continue until December 31, 2021.

The Company is conducting a public offering of 15,000,000 Limited Liability Company Units (Units), at a price of $10 per Unit. Upon the sale of the minimum amount of Units of Limited Liability Company interest (Units) of 120,000 Units ($1,200,000) and the receipt of the proceeds thereof on April 9, 2003, the Company commenced operations. As of December 31, 2001, the Company had received subscriptions for 4,483,382 ($44,833,820) Units, including the Initial Members' Units. All of the Units were issued and outstanding as of December 31, 2003. The Company's offering will terminate on or before March 11, 2005.

ATEL Financial Services, LLC (AFS), an affiliated entity, acts as the Managing Member of the Company.

The Company, or AFS on behalf of the Company, will incur costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units) (Note 4). The amount of such costs to be borne by the Company is limited by certain provisions of the Company's Operating Agreement.

The Company's principal objectives are to invest in a diversified portfolio of equipment that will (i) preserve, protect and return the Company's invested capital; (ii) generate regular distributions to the members of cash from operations and cash from sales or refinancing, with any balance remaining after certain minimum distributions to be used to purchase additional equipment during the Reinvestment Period (ending six calendar years after the completion of the Company's public offering of Units) and (iii) provide additional distributions following the Reinvestment Period and until all equipment has been sold. The Company is governed by its Limited Liability Company Operating Agreement (Operating Agreement).


2. Summary of significant accounting policies:

Cash and cash equivalents:

Cash and cash equivalents includes cash in banks and cash equivalent investments with original maturities of ninety days or less.

Accounts receivable:

Accounts receivable represent the amounts billed under lease contracts and currently due to the Company. Allowances for doubtful accounts are typically established based on historical charge offs and collection experience and are usually determined by specifically identified lessees and invoiced amounts. Accounts receivable are charged off on specific identification by AFS.

Investment in notes receivable:

Income from notes receivable is reported using the financing method of accounting. The Company's investment in notes receivable is reported as the present value of the future note payments. The income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Notes receivable are charged off on specific identification by AFS. To date, the Company has made no provisions for losses on notes receivable nor has the Company written off any notes receivables. Notes receivable are to be charged off on specific identification by AFS.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


2. Summary of significant accounting policies (continued):

Equipment on operating leases:

Equipment on operating leases is stated at cost. Depreciation is being provided by use of the straight-line method over the terms of the related leases to the equipment's estimated residual values at the end of the leases. Revenues from operating leases are recognized evenly over the lives of the related leases.

Direct financing leases:

Income from direct financing lease transactions is reported using the financing method of accounting, in which the Company's investment in the leased property is reported as a receivable from the lessee to be recovered through future rentals. The income portion of each rental payment is calculated so as to generate a constant rate of return on the net receivable outstanding.

Allowances for losses on direct financing leases are typically established based on historical charge offs and collections experience and are usually determined by specifically identified lessees and billed and unbilled receivables.

Direct financing leases are placed in a non-accrual status based on specifically identified lessees. Such leases are only returned to an accrual status based on a case by case review of AFS. Direct financing leases are charged off on specific identification by AFS.

Initial direct costs:

The Company capitalizes initial direct costs associated with the acquisition of lease assets. The costs are amortized over a five year period using the straight line method.

Income taxes:

The Company does not provide for income taxes since all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.

The tax basis of the Company's net assets and liabilities varies from the amounts presented in these financial statements at December 31 (unaudited):

                                               2003              2002
                                               ----              ----
 Financial statement basis of net assets  $    37,815,563   $            600
 Tax basis of net assets                       43,059,556                600
                                         ----------------- ------------------
 Difference                               $     5,243,993   $              -
                                         ================= ==================

The primary differences between the tax basis of net assets and the amounts recorded in the financial statements are the result of differences in accounting for syndication costs and differences between the depreciation methods used in the financial statements and the Company's tax returns.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


2. Summary of significant accounting policies (continued):

Income taxes (continued):

The following reconciles the net loss reported in these financial statements to the loss reported on the Company's federal tax return (unaudited) for the year ended December 31, 2003:


  Net loss per financial statements                    $      (183,013)
  Adjustment to depreciation expense                          (778,726)
  Adjustments to lease revenues                                200,884
                                                      -----------------
  Net loss per federal tax return                      $      (760,855)
                                                      =================

Per unit data:

Net income and distributions per unit are based upon the weighted average number of units outstanding during the period.

Asset valuation:

Recorded values of the Company's asset portfolio are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated residual value of the asset at the end of the asset's expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by the discounted estimated future cash flows) of the assets and its carrying value on the measurement date.

Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents, direct finance lease receivables and accounts receivable. The Company places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company. Accounts receivable represent amounts due from lessees in various industries, related to equipment on operating and direct financing leases. See Note 7 for a description of lessees by industry as of December 31, 2003.

Derivative financial instruments:

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which established new accounting and reporting standards for derivative instruments. SFAS No. 133 has been amended by SFAS No. 137, issued in June 1999, by SFAS No. 138, issued in June 2000 and by SFAS No. 149, issued June 2003.

SFAS No. 133, as amended, requires the Company to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


2. Summary of significant accounting policies (continued):

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates primarily relate to the determination of residual values at the end of the lease term.

Basis of presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Recent accounting pronouncements:

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB 51." The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities") and how to determine when and which business enterprise (the "primary beneficiary") should consolidate the variable interest entity. This new model for consolidation applies to an entity in which either (i) the equity investors (if any) do not have a controlling financial interest; or (ii) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that the primary beneficiary, as well as all other enterprises with a significant variable interest in a variable interest entity, make additional disclosures. Certain disclosure requirements of FIN 46 were effective for financial statements issued after January 31, 2003.

In December 2003, the FASB issued FIN No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46-R") to address certain FIN 46 implementation issues. The effective dates and impact of FIN 46 and FIN 46-R are as follows:

(i) Special purpose entities ("SPEs") created prior to February 1, 2003. The company must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003.

(ii) Non-SPEs created prior to February 1, 2003. The company is required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004.

(iii) All entities, regardless of whether a SPE, that were created subsequent to January 31, 2003. The provisions of FIN 46 were applicable for variable interests in entities obtained after January 31, 2003.

The company is required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004. The adoption of the provisions applicable to SPEs and all other variable interests obtained after January 31, 2003 did not have a material impact on the company's financial statements. The company is currently evaluating the impact of adopting FIN 46-R applicable to Non-SPEs created prior to February 1, 2003 but does not expect a material impact.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


2. Summary of significant accounting policies (continued):

Recent accounting pronouncements (continued):

In April 2002, the FASB issued FASB Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (Statement No. 145). Among other things, Statement No. 145 rescinds Statement No. 4, which required that all gains and losses from extinguishment of debt be reported as an extraordinary item. The adoption of Statement No. 145, effective January 1, 2003, did not have any effect on the Company's consolidated financial position, consolidated results of operations, or liquidity.


3.  Investment in leases:

The Company's investment in leases consists of the following:

                                                                                Depreciation /
                                                                                 Amortization
                                                                                  Expense or                              Net
                                                Balance                         Amortization of      Reclassi-          Balance
                                             December 31,                      Direct Financing    fications or      December 31,
                                                 2002           Additions           Leases         Dispositions          2003
                                                 ----           ---------           ------         ------------          ----

Net investment in operating leases                      $ -       $14,144,965        $ (796,842)        $ (380,860)    $ 12,967,263
Net investment in direct financing leases                 -           697,468           (98,028)           136,011          735,451
Initial direct costs                                      -         1,092,193           (66,861)            (1,366)       1,023,966
                                            ---------------- ----------------- ----------------- ------------------ ----------------
                                                        $ -       $15,934,626        $ (961,731)        $ (246,215)    $ 14,726,680
                                            ================ ================= ================= ================== ================

All of the property on leases was acquired in 2003.

Operating leases:

Property on operating leases consists of the following:

                                                                                                               Net
                                     Balance                                              Reclassi-          Balance
                                  December 31,      Depreciation                        fications or      December 31,
                                      2002            Expense          Additions        Dispositions          2003
                                      ----            -------          ---------        ------------          ----
Manufacturing                          $       -        $       -     $    6,270,943       $   (422,435)     $ 5,848,508
Materials handling                             -                -          4,827,588                  -        4,827,588
Mining                                         -                -          2,000,000                  -        2,000,000
Data processing                                -                -          1,046,434                  -        1,046,434
                                 ---------------- ----------------- ----------------- ------------------ ----------------
                                               -                -         14,144,965           (422,435)      13,722,530
Less accumulated depreciation                  -          (796,842)                -             41,575         (755,267)
                                 ---------------- ----------------- ----------------- ------------------ ----------------
                                       $       -        $ (796,842)   $   14,144,965     $     (380,860)    $ 12,967,263
                                 ================ ================= ================= ================== ================

The average assumed residual values for assets on operating leases was 20% at December 31, 2003.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


3. Investment in leases (continued):

Direct financing leases:

The following lists the components of the Company's investment in direct financing leases as of December 31, 2003:

Total minimum lease payments receivable                          $     885,790
Estimated residual values of leased equipment (unguaranteed)             9,106
                                                             ------------------
Investment in direct financing leases                                  894,896
Less unearned income                                                  (159,445)
                                                             ------------------
Net investment in direct financing leases                            $ 735,451
                                                             ==================

At December 31, 2003, the aggregate amounts of future minimum lease payments to be received are as follows:

                                       Direct
   Year ending     Operating         Financing
  December 31,       Leases            Leases             Total
          2004     $   2,592,323        $  341,552        $ 2,933,875
          2005         2,592,323           337,764          2,930,087
          2006         2,031,673           206,474          2,238,147
          2007         1,773,716                 -          1,773,716
          2008         1,476,311                 -          1,476,311
    Thereafter           470,851                 -            470,851
                ----------------- ----------------- ------------------
                     $10,937,197         $ 885,790       $ 11,822,987
                ================= ================= ==================


4.  Related party transactions:

The terms of the Limited Company Operating Agreement provide that AFS and/or affiliates are entitled to receive certain fees for equipment acquisition, management and resale and for management of the Company.

The Limited Liability Company Operating Agreement allows for the reimbursement of costs incurred by AFS in providing services to the Company. Services provided include Company accounting, investor relations, legal counsel and lease and equipment documentation. AFS is not reimbursed for services where it is entitled to receive a separate fee as compensation for such services, such as acquisition and management of equipment. Reimbursable costs incurred by AFS are allocated to the Company based upon estimated time incurred by employees working on Company business and an allocation of rent and other costs based on utilization studies.

Each of ATEL Leasing Corporation ("ALC"), ATEL Equipment Corporation ("AEC"), ATEL Investor Services ("AIS") and ATEL Financial Services LLC is a wholly-owned subsidiary of ATEL Capital Group and performs services for the Company. Acquisition services are performed for the Company by ALC, equipment management, lease administration and asset disposition services are performed by AEC, investor relations and communications services are performed by AIS and general administrative services for the Company are performed by AFS.

Substantially all employees of AFS record time incurred in performing services on behalf of all of the Companies serviced by AFS. AFS believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location and are reimbursable in accordance with the Limited Liability Company Operating Agreement.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


4. Related party transactions (continued):

AFS and/or affiliates earned fees, commissions and reimbursements, pursuant to the Limited Liability Company Operating Agreement as follows for the year ended December 31, 2003:

Selling commissions (equal to 9% of the selling price of the Limited Liability
   Company Units, deducted from Other Members' capital)                         $ 4,034,999
Reimbursement of other syndication costs to Managing Member, deducted from
   Other Members' capital                                                         2,491,736
Asset management fees to AFS                                                         48,550
Costs reimbursed to AFS                                                              48,235
                                                                              --------------
                                                                                $ 6,623,520
                                                                              ==============

On December 31, 2003, the Company sold certain assets subject to operating leases and direct financing leases to the lessee. The assets being sold were a part of a larger sale involving the sale of assets belonging to an affiliate of the Company. On December 31, 2003, the lessee/purchaser sent the proceeds of the sale by wire transfer to the account of the Company's affiliate. The funds belonging to the Company were transferred to the Company on the Company's next business day.


5.  Members' capital:

As of December 31, 2003, 4,483,382 Units were issued and outstanding. The Company is authorized to issue up to 15,000,050 Units.

As defined in the Limited Liability Company Operating Agreement, the Company's Net Income, Net Losses, and Distributions are to be allocated 92.5% to the Members and 7.5% to ATEL. In accordance with the terms of the of Operating Agreement, an additional allocation of income was made to AFS in 2003. The amount allocated was determined to bring AFS's ending capital account balance to zero at the end of 2003.


6.  Commitments:

As of December 31, 2003, the Company had outstanding commitments to purchase lease equipment totaling approximately $1,605,000.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


7. Concentration of credit risk and major customers:

The Company leases equipment to lessees and provides debt financing to borrowers in diversified industries. Leases and notes receivable are subject to AFS's credit committee review. The leases and notes receivable provide for the return of the equipment upon default.

As of December 31, 2003, there were concentrations (greater than 10%) of equipment leased to lessees and/or financial borrowers in certain industries (as a percentage of total equipment cost) as follows:

                            Manufacturing                           79%
                            Mining                                  14%

During 2003, three customers comprised 37%, 26% and 14% of the Company's revenues from leases.


8. Selected quarterly data (unaudited):

                                              March 31,          June 30,        September 30,     December 31,
Quarter ended                                    2003              2003              2003              2003
                                                 ----              ----              ----              ----

Total revenues                                    $ -         $ 114,291          $ 239,996        $ 553,627
Net loss                                          $ -         $ (67,686)        $ (103,187)       $ (12,140)
Net loss per Limited Liability Company Unit       $ -           $ (0.12)           $ (0.05)


9. Fair value of financial instruments:

The recorded amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable and accruals at December 31, 2003 approximate fair value because of the liquidity and short-term maturity of these instruments.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                                 BALANCE SHEETS

                    SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
                                   (Unaudited)


                                     ASSETS


                                                               September 30,      December 31,
                                                                   2004               2003
                                                                   ----               ----
                                                                (Unaudited)

Cash and cash equivalents                                          $56,243,803        $22,680,652
Accounts receivable                                                    112,880              3,179
Prepaid syndication costs                                               17,990            156,624
Due from Managing Member                                                 2,060                  -
Due from affiliate                                                           -            248,428
Notes receivable                                                     3,773,700                  -
Investments in leases                                               20,298,132         14,726,680
                                                             ------------------ ------------------
Total assets                                                       $80,448,565        $37,815,563
                                                             ================== ==================


                        LIABILITIES AND MEMBERS' CAPITAL

Accounts payable:
   Other                                                              $ 11,177          $ 127,131
   Managing Member                                                           -            472,041

Unadmitted subscription for limited liability company units            250,000                  -
Deposits due to lessees                                                187,291                  -
Unearned operating lease income                                        119,118            105,728
                                                             ------------------ ------------------
Total liabilities                                                      567,586            704,900

Members' capital                                                    79,880,979         37,110,663
                                                             ------------------ ------------------
Total liabilities and Members' capital                             $80,448,565        $37,815,563
                                                             ================== ==================




                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                            STATEMENTS OF OPERATIONS

                       NINE AND THREE MONTH PERIODS ENDED
                           SEPTEMBER 30, 2004 AND 2003
                                   (Unaudited)


                                                                    Nine Months                           Three Months
                                                                Ended September 30,                   Ended September 30,
                                                                -------------------                   -------------------
                                                              2004               2003               2004               2003
                                                              ----               ----               ----               ----
Revenues:
Leasing activities:
   Operating leases                                           $ 2,556,361          $ 320,637        $ 1,005,291          $ 206,433
   Direct financing leases                                         94,245             15,990             39,153             15,990
Interest:
   Interest earned on cash deposits                               236,192             17,582            103,944             17,495
   Interest earned on notes receivable                            187,176                  -            111,186                  -
Other                                                               9,378                 78              6,908                 78
                                                        ------------------ ------------------ ------------------ ------------------
                                                                3,083,352            354,287          1,266,482            239,996
Expenses:
Depreciation of operating lease assets                          2,297,807            370,343            908,473            249,992
Amortization of initial direct costs                              236,315             25,422             84,124             19,728
Cost reimbursements to Managing Member                            222,833             15,858            108,471             13,859
Asset management fees to Managing Member                          131,935             16,656             58,521             10,625
Professional fees                                                  79,949             24,992              5,208              6,234
Franchise fees and state taxes                                     32,608                  -                  -                  -
Other                                                             104,181             71,889             42,829             42,745
                                                        ------------------ ------------------ ------------------ ------------------
                                                                3,105,628            525,160          1,207,626            343,183
                                                        ------------------ ------------------ ------------------ ------------------
Net (loss) income                                               $ (22,276)        $ (170,873)          $ 58,856         $ (103,187)
                                                        ================== ================== ================== ==================

Net income (loss):
   Managing Member                                              $ 300,132           $ 25,412          $ 127,468           $ 22,618
   Other Members                                                 (322,408)          (196,285)           (68,612)          (125,805)
                                                        ------------------ ------------------ ------------------ ------------------
                                                                $ (22,276)        $ (170,873)          $ 58,856         $ (103,187)
                                                        ================== ================== ================== ==================

Net loss per Limited Liability Company Unit                        ($0.05)            ($0.14)            ($0.01)            ($0.05)

Weighted average number of Units outstanding                    6,977,561          1,410,961          8,724,786          2,737,770





                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL

                      FOR THE YEAR ENDED DECEMBER 31, 2003
                       AND FOR THE NINE MONTH PERIOD ENDED
                               SEPTEMBER 30, 2004
                                   (Unaudited)


                                                    Initial Member                 Managing
                                               Units             Amount             Member              Total
Balance December 31, 2002                               50              $ 500              $ 100              $ 600

Capital contributions                            4,483,332         44,833,320                  -         44,833,320
Less selling commissions to affiliates                   -         (4,034,999)                 -         (4,034,999)
Other syndication costs to affiliates                    -         (2,491,736)                 -         (2,491,736)
Distributions to Members                                 -           (937,496)           (76,013)        (1,013,509)
Net income (loss)                                        -           (258,926)            75,913           (183,013)
                                         ------------------ ------------------ ------------------ ------------------
Balance December 31, 2003                        4,483,382         37,110,663                  -         37,110,663

Capital contributions                            5,333,163         53,331,630                  -         53,331,630
Less selling commissions to affiliates                   -         (4,799,847)                 -         (4,799,847)
Other syndication costs to affiliates                    -         (1,507,753)                 -         (1,507,753)
Rescissions of capital contributions               (20,000)          (200,000)                 -           (200,000)
Units repurchased                                   (3,250)           (29,677)                 -            (29,677)
Distributions to members                                 -         (3,701,629)          (300,132)        (4,001,761)
Net income (loss)                                        -           (322,408)           300,132            (22,276)
                                         ------------------ ------------------ ------------------ ------------------
Balance September 30, 2004                       9,793,295        $79,880,979                $ -        $79,880,979
                                         ================== ================== ================== ==================

                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                            STATEMENTS OF CASH FLOWS

                       NINE AND THREE MONTH PERIODS ENDED
                           SEPTEMBER 30, 2004 AND 2003
                                   (Unaudited)

                                                                     Nine Months                           Three Months
                                                                 Ended September 30,                   Ended September 30,
                                                                 -------------------                   -------------------
                                                               2004               2003               2004               2003
                                                               ----               ----               ----               ----
Operating activities:
Net (loss) income                                                $ (22,276)        $ (170,873)          $ 58,856         $ (103,187)
Adjustments to reconcile net (loss) income to
   cash provided by operating activities:
   Depreciation of operating lease assets                        2,297,807            370,343            908,473            249,992
   Amortization of initial direct costs                            236,315             25,422             84,124             19,728
   Changes in operating assets and liabilities:
      Accounts receivable                                         (109,701)                 -            (57,759)                 -
      Due from Managing Member                                      (2,060)                 -             (2,060)                 -
      Prepaid syndication costs                                    138,634           (270,101)           (17,990)           320,833
      Accounts payable, Managing Member                           (472,041)           234,670           (530,106)            18,680
      Accounts payable, other                                     (115,954)            36,658           (192,318)            34,043
      Deposits due to lessees                                      187,291                  -              9,858                  -
      Unearned operating lease income                               13,390            105,584              8,082             60,977
                                                         ------------------ ------------------ ------------------ ------------------
Net cash provided by  operations                                 2,151,405            331,703            269,160            601,066
                                                         ------------------ ------------------ ------------------ ------------------

                            STATEMENTS OF CASH FLOWS

                       NINE AND THREE MONTH PERIODS ENDED
                           SEPTEMBER 30, 2004 AND 2003
                                   (Unaudited)
                                   (Continued)

                                                                     Nine Months                           Three Months
                                                                 Ended September 30,                   Ended September 30,
                                                                 -------------------                   -------------------
                                                               2004               2003               2004               2003
                                                               ----               ----               ----               ----
Investing activities:
Purchases of equipment on operating leases                      (7,317,106)        (4,975,351)          (233,839)        (2,793,225)
Note receivable advances                                        (4,030,267)                 -           (623,771)                 -
(Payments) recoveries of initial direct costs to
   Managing Member                                                (586,549)          (475,458)            68,137           (267,765)
Purchases of equipment on direct financing leases                 (433,959)          (654,526)           (74,242)          (654,526)
Payments received on notes receivable                              256,567                  -            212,843                  -
Due from affiliate                                                 248,428                  -                  -                  -
Reduction of net investment in direct financing
   leases                                                          232,040             46,940            101,889             46,940
                                                         ------------------ ------------------ ------------------ ------------------
Net cash used in investing activities                          (11,630,846)        (6,058,395)          (548,983)        (3,668,576)
                                                         ------------------ ------------------ ------------------ ------------------

Financing activities:
Capital contributions received                                  53,331,630         30,257,390         19,461,330         17,298,200
Payment of syndication costs to Managing
   Member                                                       (6,307,600)        (4,408,839)        (1,904,386)        (2,794,269)
Distributions to Other Members                                  (3,701,629)          (314,651)        (1,562,564)          (278,957)
Distributions to Managing Member                                  (300,132)           (25,512)          (127,468)           (22,618)
Unadmitted subscriptions for limited liability
   company units                                                   250,000                  -            250,000                  -
Rescissions of capital contributions                              (200,000)                 -             (9,548)                 -
Repurchases of units                                               (29,677)                 -            (11,438)                 -
                                                         ------------------ ------------------ ------------------ ------------------
Net cash provided by financing activities                       43,042,592         25,508,388         16,095,926         14,202,356
                                                         ------------------ ------------------ ------------------ ------------------

Net increase in cash and cash equivalents                       33,563,151         19,781,696         15,816,103         11,134,846
Cash and cash equivalents at beginning of
   period                                                       22,680,652                600         40,427,700          8,647,450
                                                         ------------------ ------------------ ------------------ ------------------
Cash and cash equivalents at end of period                     $56,243,803        $19,782,296        $56,243,803        $19,782,296
                                                         ================== ================== ================== ==================

                             See accompanying notes.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                   (Unaudited)


1. Summary of significant accounting policies:

Basis of presentation:

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. The unaudited interim financial statements reflect all adjustments which are, in the opinion of the Managing Member, necessary to a fair statement of financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that effect reported amounts in the financial statements and accompanying notes. Therefore, actual results could differ from those estimates. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results for the year ending December 31, 2004.

These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto contained in the report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


2.  Organization and Limited Liability Company matters:

ATEL Capital Equipment Fund X, LLC (the Company) was formed under the laws of the state of California on August 12, 2002 for the purpose of acquiring equipment to engage in equipment leasing and sales activities. The Company may continue until December 31, 2021.

The Company, or the Managing Member on behalf of the Company, will incur costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). The amount of such costs to be borne by the Company is limited by certain provisions of the Company's Operating Agreement.

Upon the sale of the minimum amount of Units of Limited Liability Company interest (Units) of $1,200,000 and the receipt of the proceeds thereof on April 9, 2003, the Company commenced operations.

ATEL Financial Services, LLC (AFS), an affiliated entity, acts as the Managing Member of the Company.

The Company is in its acquisition phase and is making distributions on a monthly or quarterly basis.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                   (Unaudited)


3.  Investment in leases:

The Company's investment in leases consists of the following:

                                                                                        Depreciation /
                                                                                         Amortization
                                                                                          Expense or
                                                      Balance                           Amortization of        Balance
                                                   December 31,                        Direct Financing     September 30,
                                                       2003             Additions           Leases              2004
                                                       ----             ---------           ------              ----

Net investment in operating leases                     $12,967,263        $ 7,317,106       $ (2,297,807)       $17,986,562
Net investment in direct financing leases                  735,451            433,959           (232,040)           937,370
Initial direct costs, net of accumulated
   amortization of $302,720 in 2004 and $66,405
   in 2003                                               1,023,966            586,549           (236,315)         1,374,200
                                                 ------------------ ------------------ ------------------ ------------------
                                                       $14,726,680        $ 8,337,614       $ (2,766,162)       $20,298,132
                                                 ================== ================== ================== ==================

Net investment in operating leases:

Property on operating leases consists of the following:

                                    Balance                                                  Balance
                                 December 31,                          Depreciation       September 30,
                                     2003             Additions           Expense             2004
                                     ----             ---------           -------             ----
Materials handling                $    4,827,588        $ 3,520,420       $          -        $ 8,348,008
Manufacturing                          5,848,508                  -                  -          5,848,508
Mining                                 2,000,000          1,371,097                  -          3,371,097
Transportation                                 -          2,392,301                  -          2,392,301
Data processing                        1,046,434             33,288                  -          1,079,722
                               ------------------ ------------------ ------------------ ------------------
                                      13,722,530          7,317,106                  -         21,039,636
Less accumulated depreciation           (755,267)                 -         (2,297,807)        (3,053,074)
                               ------------------ ------------------ ------------------ ------------------
                                  $   12,967,263       $  7,317,106       $ (2,297,807)      $ 17,986,562
                               ================== ================== ================== ==================

The average assumed residual values for assets on operating leases was 22% at September 30, 2004 and 20% at December 31, 2003. The weighted average term of the operating leases was 55 months at September 30, 2004 and 57 months at December 31, 2003.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                   (Unaudited)


3. Investment in leases (continued):

Net investment in direct financing leases:

The following lists the components of the Company's net investment in direct financing leases as of September 30, 2004:

Total minimum lease payments receivable                           $ 1,066,617
Estimated residual values of leased equipment (unguaranteed)           46,738
                                                            ------------------
Investment in direct financing leases                               1,113,355
Less unearned income                                                 (175,985)
                                                            ------------------
Net investment in direct financing leases                           $ 937,370
                                                            ==================

At September 30, 2004, the aggregate amounts of future minimum lease payments to be received are as follows:

                                                               Direct
                                           Operating          Financing
                                            Leases             Leases              Total
Three months ending December 31, 2004       $ 1,002,6674          $ 132,317        $ 1,134,984
        Year ending December 31, 2005          4,010,668            527,375          4,538,043
                                 2006          3,447,806            358,157          3,805,963
                                 2007          2,809,847             48,768          2,858,615
                                 2008          2,163,508                  -          2,163,508
                                 2009            714,512                  -            714,512
                                 2010             36,453                  -             36,453
                                       ------------------ ------------------ ------------------
                                             $14,185,461        $ 1,066,617        $15,252,078
                                       ================== ================== ==================



All of the property on leases was acquired in 2003 and 2004.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                   (Unaudited)


4.  Notes receivable:

The Company has various notes receivable from parties who have financed the purchase of equipment through the Company. The terms of the notes receivable are 18 to 60 months and bear interest at rates ranging from 11% to 21%. The notes are secured by the equipment financed. As of September 30, 2004, the minimum future payments receivable are as follows:

                           Year ending
                          December 31,
 Three months ending December 31, 2004         $ 287,5924
         Year ending December 31, 2005          1,144,318
                                  2006            843,897
                                  2007            535,210
                                  2008            447,024
                                  2009          1,818,005
                                        ------------------
                                                5,076,046
    Less portion representing interest         (1,302,346)
                                        ------------------
                                              $ 3,773,700
                                        ==================


5.  Related party transactions:

The terms of the Limited Company Operating Agreement provide that AFS and/or affiliates are entitled to receive certain fees for equipment acquisition, management and resale and for management of the Company.

The Limited Liability Company Operating Agreement allows for the reimbursement of costs incurred by AFS in providing services to the Company. Services provided include Company accounting, investor relations, legal counsel and lease and equipment documentation. AFS is not reimbursed for services where it is entitled to receive a separate fee as compensation for such services. Reimbursable costs incurred by AFS are allocated to the Company based upon actual time incurred by employees working on Company business and an allocation of rent and other costs based on utilization studies.

Each of ATEL Leasing Corporation ("ALC"), ATEL Equipment Corporation ("AEC"), ATEL Investor Services ("AIS") and ATEL Financial Services LLC is a wholly-owned subsidiary of ATEL Capital Group and performs services for the Company. Acquisition services are performed for the Company by ALC, equipment management, lease administration and asset disposition services are performed by AEC, investor relations and communications services are performed by AIS and general administrative services for the Company are performed by AFS.

Substantially all employees of AFS record time incurred in performing services on behalf of all of the Companies serviced by AFS. AFS believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location and are reimbursable in accordance with the Limited Liability Company Operating Agreement.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                   (Unaudited)


5. Related party transactions (continued):

AFS and/or affiliates earned fees, commissions and reimbursements, pursuant to the Limited Liability Company Agreement as follows:


                                                                Nine Months                            Three Months
                                                             Ended September 30,                   Ended September 30,
                                                             -------------------                   -------------------
                                                           2004               2003               2004               2003
                                                           ----               ----               ----               ----
Selling commissions (equal to 9% of the selling
   price of the Limited Liability Company units,
   deducted from Other Members' capital)                   $ 4,799,847        $ 2,723,165        $ 1,751,520        $ 1,556,838
Reimbursement of other syndication costs to
   AFS                                                       1,507,753          1,685,674            152,866          1,237,431
Payments (recoveries) of initial direct costs to AFS           586,549            475,458            (68,137)           267,765
Costs reimbursed to AFS                                        222,833             15,858            108,471             13,859
Reimbursements of other costs initially paid by
   AFS on behalf of the Company                                169,695             53,348             69,211             45,743
Asset management fees to AFS                                   131,935             16,656             58,521             10,625
                                                     ------------------ ------------------ ------------------ ------------------
                                                           $ 7,418,612        $ 4,970,159        $ 2,072,452        $ 3,132,261
                                                     ================== ================== ================== ==================


6.  Members' capital:

As of September 30, 2004, 9,793,295 Units were issued and outstanding. The Company is authorized to issue up to 15,000,050 Units.

The Company's Net Income, Net Losses, and Distributions as defined in the Limited Liability Company Operating Agreement are to be allocated 92.5% to the Members and 7.5% to AFS.

Distributions to the Limited Partners were as follows:

                                                        Nine Months                           Three Months
                                                    Ended September 30,                   Ended September 30,
                                                    -------------------                   -------------------
                                                  2004               2003               2004               2003
                                                  ----               ----               ----               ----
Distributions                                     $ 3,701,629          $ 314,651        $ 1,562,564          $ 278,957
Weighted average number of Units outstanding        6,977,561          1,410,961          8,724,786          2,737,770
Weighted average distributions per Unit                $ 0.53             $ 0.22             $ 0.18             $ 0.10


7.  Commitments:

As of September 30, 2004, the Company had outstanding commitments to purchase lease equipment totaling approximately $34,732,000.

                       ATEL CAPITAL EQUIPMENT FUND X, LLC

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                   (Unaudited)


8.  Financing arrangement:

The Company participates with AFS and certain of its affiliates in a financing arrangement (comprised of a term loan to AFS, an acquisition facility and a warehouse facility) with a group of financial institutions that includes certain financial covenants. The available financing arrangement was amended during the current quarter and the overall financing arrangement was increased by $4,300,000 to $70,000,000 and expires in June 2006. The availability of borrowings available to the Company under this financing arrangement is reduced by the amount AFS has outstanding as a term loan. As of September 30, 2004 borrowings under the facility were as follows:

Total amount available under the financing arrangement            $  70,000,000
Term loan to AFS as of September 30, 2004                            (2,809,091)
                                                              ------------------
Total available under the acquisition and warehouse facilities       67,190,909

Amount  borrowed by the Company under the acquisition facility                -
Amounts borrowed by affiliated partnerships and limited
   liability companies under the acquisition facility               (14,300,000)
                                                              ------------------
Total remaining available under the acquisition and warehouse
   facilities                                                     $  52,890,909
                                                              ==================

Subsequent to quarter end the revolving line of credit was increased $5,000,000 to an overall available credit limit of $75,000,000.

Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated partnerships and limited liability companies, the Company and AFS.

The credit agreement includes certain financial covenants applicable to each borrower. The Company was in compliance with its covenants as of September 30, 2004.

                            REPORT OF INDEPENDENT AUDITORS




Board of Directors and Members
ATEL Financial Services LLC


We have audited the accompanying consolidated balance sheet of ATEL Financial Services LLC (the "Company") and subsidiary as of July 31, 2004. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ATEL Financial Services LLC at July 31, 2004, in conformity with accounting principles generally accepted in the United States.




                                                       /s/ ERNEST & YOUNG LLP
October 15, 2004
San Francisco, California

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004

                                     ASSETS


Cash and cash equivalents                                              $ 1,856,352
Amounts due from affiliated programs                                     6,156,692
Property and equipment, net of accumulated depreciation of $425,558        908,998
Leasehold improvements, net of accumulated amortization of $172,794      1,179,005
Goodwill, net of accumulated amortization of $879,520                   23,286,883
Other assets                                                               150,284
                                                                     --------------
     Total Assets                                                     $ 33,538,214
                                                                     ==============


                         LIABILITIES AND MEMBERS' EQUITY


Liabilities:
Term loan                                                              $ 2,809,091
Subordinated convertible promissory note, due to related party           1,000,000
Other long-term debt                                                       850,000
Amounts due to affiliated companies                                     18,196,405
Accounts payable and accrued liabilities                                 1,463,442
Derivative - interest rate swap                                            150,177
                                                                     --------------
     Total liabilities                                                  24,469,115

Members' equity:
Accumulated other comprehensive income                                     (60,670)
Members' equity                                                          9,129,769
                                                                     --------------
     Total Members' equity                                               9,069,099
                                                                     --------------

     Total liabilities and Members' equity                            $ 33,538,214
                                                                     ==============


                             See accompanying notes.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


1.   Organization and summary of significant accounting policies:

Organization and principles of consolidation:

The consolidated balance sheet includes the accounts of ATEL Financial Services LLC ("ATEL") and its wholly owned subsidiary, ATEL Securities Corporation
("ASC"). ATEL is an indirect wholly owned subsidiary of ATEL Capital Group ("ACG") and the financial position of ATEL would be significantly different if ATEL was autonomous.

ATEL is a California limited liability company that was formed in March 2001 to carry on the business activities that had been previously performed through that date by ATEL Financial Corporation ("AFC"), an affiliated wholly owned subsidiary of ACG. Accordingly, all the assets and liabilities of AFC were contributed by the parent, ACG, into ATEL at book value in exchange for an indirect wholly owned interest in ATEL's members' equity. The assets and liabilities contributed by ACG into ATEL included deferred tax assets and liabilities of AFC. Pursuant to Statement of Financial Accounting Standards
(SFAS) No. 109, Accounting for Income Taxes these deferred tax assets and liabilities of ATEL were then transferred to ACG to reflect ATEL's non-taxable status as a limited liability company.

In April 2001, ATEL acquired a 71% interest in ACG (734.938 shares of common stock) from the then controlling shareholder of ACG. In exchange for the common stock of ACG, ATEL paid $18,020,000 in cash with the balance of the consideration consisting primarily of lease receivables transferred to the seller. ATEL financed a portion of the purchase price utilizing a term loan and a convertible note (discussed in Note 4). This transaction has been accounted for as a change in control leveraged buyout transaction utilizing the purchase method of accounting. All of the purchase price was allocated to goodwill. ATEL recorded goodwill of $24,166,403 related to this transaction and amortized $879,520 of this amount through July 31, 2001, at which time amortization ceased as a result of the adoption of SFAS No 142 "Goodwill and Other Intangible Assets".

On April 16, 2004, ATEL entered into a stock redemption agreement with the former controlling shareholder of ACG to acquire the remaining five percent interest in the Company. A cash consideration of $610,000 was paid for the transaction. After the transaction ATEL immediately retired such shares. This transaction was accounted for under the treasury stock method.

ATEL organizes and sponsors limited partnerships and limited liability companies (the "affiliated programs" or the "programs") engaged in equipment leasing and sales activities. It also acts as the corporate general partner or managing member in these affiliated programs. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL, with the balance allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


1.   Organization and summary of significant accounting policies (continued):

A portion of the fees mentioned above are subordinated to the limited partners' and other members' full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through July 31, 2004.

ATEL will continue in full force and effect until such time as the member elects to dissolve ATEL or ATEL is otherwise dissolved. As a limited liability company, the liability of any individual member for the obligations of ATEL is limited to the extent of capital contributions to the company by the individual member.

Cash and cash equivalents:

Cash and cash equivalents include cash in banks and cash equivalent investments with original maturities of ninety days or less.

Property and equipment:

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

Leasehold improvements:

Leasehold improvements are stated at cost. Amortization is calculated using the straight-line method over the lives of the related leases or estimated lives, whichever is shorter.

Fair value of financial instruments:

ATEL considers amounts presented for financial instruments on the consolidated balance sheet to approximate fair value.

Credit risk:

Financial instruments that potentially subject ATEL to concentrations of credit risk include cash and cash equivalents. ATEL places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to ATEL.

Use of estimates:

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates. The significant estimates were made in relation to the useful lives of property and equipment and leasehold improvements and goodwill impairment.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


1.   Organization and summary of significant accounting policies (continued):

Investments in affiliated programs:

ATEL accounts for its interest as a corporate general partner (or as the managing member) in the affiliated programs at cost, or under the equity method of accounting, based on the terms of the individual affiliated partnership or operating agreements.

Investments in affiliated programs accounted for at cost do not provide for general partner distributions in the partnership agreements. Certain investments in affiliated programs accounted for at cost do not require ATEL to make additional capital contributions, and, hence, ATEL records all distributions received from these programs as income based on the cost method of accounting.

The partnership/operating agreements for investments in affiliated programs accounted for under the equity method of accounting provide for general partner (or managing member) distributions, subject to limitations in the respective partnership agreements (or operating agreement). Upon dissolution of these programs, if the general partner (or managing member) has a deficiency in its capital account at the program level, a special allocation of income may be made to the general partner from the limited partners in an amount sufficient to bring the capital accounts to zero, based on the provisions of the partnership agreement (or operating agreement).

If the general partner (or managing member) has a positive capital account balance at the program level upon the dissolution of the program, a special allocation of income is made from the general partner (or managing member) to the limited partners in an amount sufficient to bring the capital accounts to zero, based on the terms of the partnership agreements (or operating agreements).

Income taxes:

ATEL does not provide for income taxes since all income and losses are allocated to the members for inclusion in their respective tax returns.

Amounts due to affiliated companies:

Amounts due to affiliated companies represent net amounts advanced to or received from affiliated companies for operations on behalf of ACG and its subsidiaries.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


1.   Organization and summary of significant accounting policies (continued):

Derivative financial instruments:

Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities as amended ("SFAS 133") established new accounting and reporting standards for derivative instruments. SFAS No. 133, as amended, requires ATEL to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments. In accordance with SFAS No. 133, ATEL records derivative hedging instruments at fair value on the balance sheet and recognizes the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate.

ATEL utilizes a cash flow hedge comprised of an interest rate swap. The interest rate swap is linked to and adjusts effectively the interest rate sensitivity of specific long-term debt. The effective portion of the change in fair value of the hedging derivative is recorded as the only item in Accumulated Other Comprehensive Income (AOCI) and the ineffective portion (if any) directly in earnings. Amounts in AOCI are reclassified into earnings in a manner consistent with the earnings pattern of the underlying hedged item (generally reflected in interest expense). If a hedged item is dedesignated prior to maturity, previous adjustments to AOCI are recognized in earnings to match the earnings recognition pattern of the hedged item (e.g., level yield amortization if hedging interest bearing instruments). Interest income or expense on the hedging derivative used to manage interest rate exposure is recorded on an accrual basis, as an adjustment to the yield of the hedged item over the periods covered by the contract.

Credit exposure from derivative financial instruments arises from the risk of a counterparty default on the derivative contract. The amount of the loss created by the default is the replacement cost or current positive fair value of the defaulted contract.


2.  Goodwill:

Goodwill of $24,166,403 was recorded in connection with the leveraged buyout of the principal shareholder of ACG in April 2001 (see Note 1). At July 31, 2004, accumulated amortization of goodwill was $879,520. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, no amortization of goodwill was recorded during the period ended July 31, 2004. On an annual basis, management reviews goodwill and other amortizable assets and evaluates events or changes in circumstances that may indicate impairment in the carrying amount of such assets. In such instances, impairment, if any, is measured on a discounted future cash flow basis. As a result of management's review, no impairment of goodwill existed during the period ended July 31, 2004.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


3. Property, equipment and leasehold improvements, net:

The following is a summary by category of the depreciable assets at July 31, 2004:


Category
Leasehold improvements                             $ 1,351,799
   Accumulated amortization                           (172,794)
                                                 --------------
Leasehold improvements, net                                      $ 1,179,005
                                                                =============

Other equipment                                        417,660
Furniture and fixture                                  790,368
Computer equipment                                     126,528
   Accumulated depreciation                           (425,558)
                                                 --------------
Furniture, fixture and equipment, net                              $ 908,998
                                                                =============


4.  Long-term debt:

Term loan

ATEL assumed two separate  notes in association  with the leveraged  buyout (see
Note 1). The first is a $12,000,000 term loan with a financial institution maturing in October 2006, the balance of which was $2,809,091 as of July 31, 2004. The effective fixed interest rate on this note is 7.88%. Principal and interest are to be paid quarterly over twenty-two consecutive quarters. A financial covenant exists whereby an amount equal to 40% of excess cash flow, as defined, is payable within 10 days after the due date of the year-end financial statements and is applied as a reduction of principal. Excess cash flow is defined as the consolidated net profit of ACG and its consolidated subsidiaries less certain distributions. ATEL was in compliance with this financial covenant as of July 31, 2004.

ATEL has entered into an interest rate swap with a financial institution to manage the interest rate exposure associated with the variable rate term loan by effectively converting the variable rate to a fixed rate. During the term of the interest rate swap ATEL receives or pays interest on a notional principal (generally equal to the outstanding principal of the term note) based on the difference between the nominal payment rate of 5.380% and the variable receive rate indexed to a three month libor of 2.25% in July 2004. No actual borrowing or lending is involved. The termination of the swap coincides with the maturity of the debt, which is October 2, 2006. As a result of the excess cash flow principal payment made as of July 31, 2004, the notional amount of the swap of $5,454,545 exceeded the principal amount of the hedged debt of $2,809,091 by $2,645,454 as of July 31, 2004. During the year, AOCI decreased by approximately $266,000 of which approximately $250,000 was related to the decrease in the fair value of the interest rate swap and approximately $16,000 was related to the reclassification of AOCI to earnings due to hedge ineffectiveness.

Future minimum payments on long-term debt are as follows at July 31, 2004:

                         Principal     Interest      Total
Year ending July 31,     Payments      Payments     Payments
                2005    $ 2,181,818   $ 138,437   $ 2,320,255
                2006        627,273      13,969       641,242
                       ------------- ----------- -------------
                        $ 2,809,091   $ 152,406   $ 2,961,497
                       ============= =========== =============

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004

4.  Long-term debt (continued):

Subordinated convertible promissory note

The second note assumed in association with the leveraged buyout is a subordinated convertible promissory note (subordinate to the $12,000,000 term loan) for $4,000,000 from a related party. Interest is accrued at a rate of 8% per annum paid quarterly, with an additional interest of the greater of 2% of the principal amount payable at year-end or 15% of excess cashflows as defined. In July 2004, a principal paydown of $3,000,000 was made. All outstanding principal and interest is due on December 31, 2006. Upon maturity of the term loan, the holder will have the option for a period of thirty days, to convert the outstanding principal amount of this note into 53.1538 shares of either Series A preferred stock of ACG or, if ATEL elects prior to the maturity date of the term loan to be treated as common stock of ACG. In addition, thirty-one days after the repayment date of the term loan, ATEL has the option for a period of thirty days, to convert the principal amount of this note into the conversion shares.

Future minimum payments on the convertible subordinated promissory note are as follows at July 31, 2004:

                          Principal     Interest       Total
Year ending July 31,      Payments      Payments     Payments
                2005     $         -   $ 137,500   $   137,500
                2006               -     100,000       100,000
                2007       1,000,000      41,667     1,041,667
                       -------------- ----------- -------------
                         $ 1,000,000   $ 279,167   $ 1,279,167
                       ============== =========== =============


5.  Line of credit:

ATEL participates with ACG, certain other subsidiaries of ACG, and with certain affiliated programs in a $67,190,909 revolving credit agreement with a group of financial institutions which expires June 28, 2005. The agreement includes an acquisition facility, a lease warehouse facility and a venture lease facility, which are used to provide bridge financing for assets on leases. Draws on the acquisition facility by any individual borrower are secured only by that borrower's assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated programs, ACG and ATEL. As of July 31, 2004, no draws were outstanding on the warehouse facility. Borrowings available on the warehouse facility at July 31, 2004 total $48,890,909. Also included in this line of credit facility is $1,000,000 available for operations and working capital. There were no draws under this facility during the year ended July 31, 2004.

These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the specific borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL's borrowings under the facility are guaranteed by ACG and/or its shareholders.

The credit agreement includes certain financial covenants applicable to each borrower. ATEL and ACG were in compliance with such covenants as of July 31, 2004.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


6.  Other long-term debt:

ATEL entered into a loan and security agreement with a lender on July 30, 2003. Under the loan and security agreement ATEL may borrow up to $1,000,000 for equipment purchases, which was borrowed in September 2004. The loan will be paid in 60 equal monthly installments of principal and interest payments that commenced on November 29, 2003 and will cease upon termination of the loan on October 31, 2008. The interest rate is 5.01% and is fixed.

Future minimum payments on other long term debt are as follows:

                                      Principal    Interest     Total
                Year ending July 31,   Payments    Payments    Payments
                                2005  $ 216,667    $ 40,707   $ 257,374
                                2006    200,000      27,138     227,138
                                2007    200,000      17,118     217,118
                                2008    200,000       7,098     207,098
                                2009     33,333         209      33,542
                                     -----------  ---------- -----------
                                      $ 850,000    $ 92,270   $ 942,270
                                     ===========  ========== ===========


7.  Equity investments in affiliated programs :

Certain investments in affiliated programs are accounted for under the equity method of accounting. Summarized information about these affiliates as of December 31, 2003 and for the year then ended are included in the following table:

                         ATEL Cash      ATEL Capital   ATEL Capital      ATEL Capital     ATEL Capital
                       Distribution      Equipment      Equipment         Equipment        Equipment
                       Fund VI, L.P.   Fund VII, L.P. Fund VIII, LLC     Fund IX, LLC     Fund X, LLC
                  ------------------   -------------- ---------------  ---------------   --------------

     Total Assets       $ 25,410,604    $ 74,812,214    $ 110,222,744    $ 87,530,487    $ 37,815,563

Total Liabilities        $ 1,627,341    $ 33,406,191     $ 62,325,626       $ 624,472       $ 704,900

 Net Income (Loss)       $ 1,585,834    $ (4,311,400)    $ (7,521,261)      $ 591,015      $ (183,013)

ATEL has a 1% carried interest in ATEL Cash Distribution Fund VI, L.P. and a 7.5% carried interest in ATEL Capital Equipment Fund VII, L.P., ATEL Capital Equipment Fund VIII, LLC., ATEL Capital Equipment Fund IX, LLC, and ATEL Capital Equipment Fund X, LLC.


8.  Commitments and contingencies:

Office lease:

ACG occupies office space under an operating lease expiring January 2013. Future minimum lease payments to be allocated to ATEL are, $644,259 in years 2005 through 2012, and $322,130 in 2013.

                   ATEL FINANCIAL SERVICES LLC AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2004


9.  Reimbursements of operating costs:

The Limited Partnership Agreements and Operating Agreements of the affiliated programs allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing administrative services to the programs, of which a portion of such amounts is allocated to ATEL. Administrative services provided include program accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services whereby they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the programs based upon actual time incurred by employees working on program business and an allocation of rent and other costs based on utilization studies. As of July 31, 2004, $6,156,692 remained outstanding from affiliated programs for reimbursable operating and syndication costs and management fees.


10.  Financial information of affiliated programs (unaudited):

ATEL serves as the general partner or managing member of a series of ten publicly held limited partnerships and limited liability companies, as well as two privately held limited liability companies (the "Funds") which report their results on a calendar year basis. As of December 31, 2001, the first three of those Funds had ceased operations. As of July 31, 2004, ATEL is the general partner or managing member of the nine remaining Funds. During the year ended December 31, 2003, ATEL received management and other fees from the nine Funds for services provided. These Funds own and lease equipment to third parties. The Funds' equipment is not available to creditors or the members of ATEL. The following financial data is presented for purposes of additional analysis to provide information about the portfolio under management. Presented below is the unaudited combined, capsulated balance sheet for the nine Funds existing as of December 31, 2003:

Financial position:
     Cash                                           $ 59,440,697
     Accounts receivable, net and other assets        12,081,292
     Investments in equipment and leases             286,020,540
                                                  ---------------
          Total assets                             $ 357,542,529
                                                  ===============

     Long-term and non-recourse debt                $ 88,187,429
     Accounts payable and other liabilities           11,627,331
     Partners' capital                               257,727,769
                                                  ---------------
          Total liabilities and partners' capital  $ 357,542,529
                                                  ===============

Presented below is unaudited combined aggregate amounts of future minimum lease payments from the programs' lease portfolios for each year ending December 31:

                                 2004  $ 52,893,140
                                 2005    36,568,328
                                 2006    23,102,951
                                 2007    11,767,731
                                 2008     5,752,416
                           Thereafter     3,800,403
                                    ----------------
                                      $ 133,884,969
                                    ================

--------------------------------------------------------------------------------
                          PRIOR PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ATEL Financial Services LLC ("ATEL"), the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations,
(iv)  organizing  and  offering  individual  ownership  and limited  partnership
investment   leasing   programs  and  (v)  supervising  and  arranging  for  the
supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1 billion.

In addition to the Fund, ATEL has sponsored nine prior public and three private equipment leasing programs. See "Prior Performance Summary" for a summary of information regarding such prior programs.

The first prior program, ATEL Lease Income Fund 1985-A ("ALIF"), completed a private placement of $218,500 of its limited partnership interests in April 1986 from a total of 12 investors. ALIF had acquired a variety of equipment with a total purchase cost of $296,627 as of December 31, 1987. All such equipment had been sold as of December 31, 1995 and the partnership has ceased operations.

The second prior program, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 1, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of $11,133,679. All such equipment had been sold as of December 31, 1997.

Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital.

The third prior program, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of $52,270,536. All such equipment had been sold as of December 31, 1998.

Through December 31, 1998, ACDF II had made cash distributions to its investors in the aggregate amount of $1,222.63 per $1,000 invested. Of this amount a total of $335.43 represents investment income and $887.20 represents return of capital.

The fourth prior program, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of $99,629,942. All such equipment had been sold as of December 31, 2000.

Through December 31, 2000, ACDF III had made cash distributions to its investors in the aggregate amount of $1,329.76 per $1,000 invested. Of this amount a total of $379.10 represents investment income and $950.66 represents return of capital.

The fifth prior program, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. Of such equipment, items representing an original purchase cost of $102,836,597 had been sold as of December 31, 2003.

Through June 30, 2004, ACDF IV had made cash distributions to its investors in the aggregate amount of $1,216.49 per $1,000 invested. Of this amount a total of $319.26 represents investment income and $897.23 represents return of capital.


      Past performance is not necessarily indicative of future performance.

The sixth prior program, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $186,995,157 as of December 31, 2003. Of such equipment, items representing an original purchase cost of $141,513,114 had been sold as of December 31, 2003.

Through June 30, 2004, ACDF V had made cash distributions to its investors in the aggregate amount of $977.38 per $1,000 invested. Of this amount a total of $188.55 represents investment income and $788.83 represents return of capital.

The seventh prior program, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,275,158. Of such equipment, items representing an original purchase cost of $134,286,942 had been sold as of December 31, 2003.

Through June 30, 2004, ACDF VI had made cash distributions to its investors in the aggregate amount of $807.10 per $1,000 invested. Of this amount a total of $109.03 represents investment income and $698.07 represents return of capital.

The eighth prior program, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $302,698,648. Of such equipment, items representing an original purchase cost of $89,994,695 had been sold as of December 31, 2003.

Through June 30, 2004, ACEF VII had made cash distributions to its investors in the aggregate amount of $701.37 per $1,000 invested. Of this amount a total of $99.39 represents investment income and $601.98 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. See Table VI - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF VII.

The ninth prior program, ATEL Capital Equipment Fund VIII ("ACEF VIII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $249,040,775 as of December 31, 2003. Of such equipment, items representing an original purchase cost of approximately $38,008,147 had been sold as of December 31, 2003.

Through June 30, 2004, ACEF VIII had made cash distributions to its investors in the aggregate amount of $472.10 per $1,000 invested. Of this amount a total of $14.07 represents investment income and $458.03 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. See Table VI - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF VIII.

The tenth prior program, ATEL Capital Equipment Fund IX ("ACEF IX"), commenced a public offering of up to $150,000,000 of its limited partnership interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment with a total purchase cost of $69,800,513 as of December 31, 2003. Of such equipment, items representing an original purchase cost of approximately $7,351,475 had been sold as of December 31, 2003.

Through June 30 2004, ACEF IX had made cash distributions to its investors in the aggregate amount of $271.96 per $1,000 invested. Of this amount a total of $24.01 represents investment income and $247.95 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF IX. See Table VI - "Sales or Disposals of Equipment" in Exhibit A for further information concerning the equipment disposed of by ACEF IX.



      Past performance is not necessarily indicative of future performance.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

All of the prior public programs (the "Prior Public Programs") have investment objectives that are similar to those of the Fund. The prior private programs, ALIF, ATEL Venture Fund, LLC ("AVF") and ATEL Growth Capital Fund, LLC ("AGCF") have substantially different investment objectives than those of the Fund, so tabular information concerning these prior private programs has been omitted from this presentation. ALIF invested in equipment without the use of any debt financing; AVF and ACGF invested in portfolios with different transaction structures, including significant emphasis on finance leases, different credit criteria, targeting development stage lessees, and different investment goals, including more accelerated recovery of initial capital. The Fund and the Prior Public Programs invest in equipment with moderate amounts of leverage, acquire operating leases with equipment leased primarily to investment grade and equivalent credits, and have more emphasis on low technology, longer-lived equipment.

The factors considered by the Manager in determining that the investment objectives of the Prior Public Programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

In Tables I through III information is presented with respect to all Prior Public Programs sponsored by the Manager and its Affiliates which closed their offerings within the five year period ending December 31, 2001, except that ACEF IX terminated its offering in January 2003. Table VI includes information regarding all dispositions of equipment by prior programs through December 31, 2003. The following is a list of the tables set forth in this Exhibit A:

      TABLE I            Experience in Raising and Investing Funds
      TABLE II           Compensation to the General Partner/Managing Member
      TABLE III          Operating Results of Prior Programs
      TABLE IV           Results of Completed Programs
      TABLE V            Acquisition of Equipment by Prior Programs
      TABLE VI           Sales or Disposals of Equipment by Prior Programs

ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.

INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.



      Past performance is not necessarily indicative of future performance.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (on a percentage basis)
                                 June 30, 2004
                                   (Unaudited)

The following Table sets forth certain information concerning the experience of the General Partner/Managing Member in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.


                                                       ATEL Capital         ATEL Capital         ATEL Capital
                                                        Equipment            Equipment            Equipment
                                                         Fund VII            Fund VIII             Fund IX
EQUITY PROCEEDS
         Dollar amount of equity offered                $ 150,000,000         $150,000,000         $150,000,000
         Dollar amount of equity raised                 $ 150,000,000         $135,701,380         $120,652,160
                                                     -----------------    -----------------    -----------------
Less:    Offering expenses:
         Selling commissions                                    9.50%                9.50%                9.50%
         Organization and program expenses (1)                  4.67%                4.68%                3.93%
         Reserves                                               0.50%                0.50%                0.50%
                                                     -----------------    -----------------    -----------------
Percent available for investment                               85.33%               85.32%               86.07%
Acquisition costs:
         Purchase price (2)                                    85.33%               85.32%               86.07%
         Acquisition fees                                           -                    -                    -
                                                     -----------------    -----------------    -----------------
                                                               85.33%               85.32%               86.07%
                                                     -----------------    -----------------    -----------------
Percent leverage (3)                                           31.50%               53.84%                0.00%
                                                     =================    =================    =================

Date offering commenced:                                Nov. 29, 1996         Dec. 7, 1998        Jan. 16, 2001

Length of offering                                          24 Months            24 Months            24 Months

Months to  invest 90% of amount available for
   investment (measured from beginning of offering)         24 Months (4)        24 Months (5)        30 Months (6)

FOOTNOTES:

(1) Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.

(2) Represents amounts paid to unrelated third parties for purchase of equipment under leases.

(3) The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

(4) As of November 29, 1998, the Fund's offering of Limited Partnership Units was completed. As of that date, the proceeds of the offering had been fully committed.

(5) As of November 30, 2000, the Fund's offering of Limited Liability Company Units was completed. As of that date, the proceeds of the offering had been fully committed.

(6) As of January 15, 2003, the Fund's offering of Limited Liability Company Units was completed. As of June 30, 2003, the proceeds of the offering had been fully committed.


      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                           COMPENSATION TO THE SPONSOR
                                 June 30, 2004
                                   (Unaudited)

The following Table sets forth certain information concerning the compensation derived by the General Partner/Managing Member. Amounts paid are from two sources: proceeds of the offering and gross revenues.


                                                                          ATEL Capital         ATEL Capital         ATEL Capital
                                                                           Equipment            Equipment            Equipment
                                                                            Fund VII            Fund VIII             Fund IX
Date offering commenced                                                  Nov. 29, 1996         Dec. 7, 1998        Jan. 16, 2001

Date offering closed                                                     Nov. 29, 1998        Nov. 30, 2000        Jan. 15, 2003

Dollar amount raised                                                       $ 150,000,000         $135,701,380         $120,652,160

Amounts paid to General Partner/Managing Member from
   proceeds of offering:
    Acquisition fees                                                          None                 None                 None
    Selling commissions                                                      $ 1,922,703          $ 1,837,737          $ 1,809,782
    Organization and program costs                                           $ 7,000,000          $ 6,356,562          $ 4,745,221
Dollar amount of cumulative cash generated from operations
   before deducting payments to the General
   Partner/Managing Member                                                 $ 152,411,865         $105,256,548         $ 20,725,925
Cumulative amount paid to the General Partner/Managing
   Member from operations:
         Management fees                                                     $ 8,933,089          $ 7,337,148          $ 1,292,570
         Other operating expenses                                            $ 6,514,624          $ 5,472,736          $ 1,659,729

Aggregate payments to General Partner/Managing
   Member:(1)
                                                               1997         $ 10,657,867
                                                               1998           14,212,252
                                                               1999            2,448,883         $ 13,056,922
                                                               2000            2,688,731           11,872,250
                                                               2001            2,075,854            2,921,431          $ 7,131,876
                                                               2002            1,914,944            2,351,555           10,270,778
                                                               2003            1,739,555            2,337,830            4,115,416
                                                               2004            1,116,148            1,298,811            1,190,071
                                                                        -----------------    -----------------    -----------------
                                                                            $ 36,854,234         $ 33,838,799         $ 22,708,141
                                                                        =================    =================    =================

FOOTNOTES:

(1) As of June 30, 2004. Includes payments of management fees, reimbursements of syndication costs to General Partner/Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 June 30, 2004
                                   (Unaudited)

The following Table summarizes the operating results of Prior Programs (ACEF VII, ACEF VIII and ACEF IX). The Prior Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

                                                                     ATEL Capital Equipment Fund VII
                                                                             Period Ended
                                                                             December 31,
                                                       1997               1998              1999               2000
Months of operations                                    12                 12                12                 12
Gross revenue - lease and other                      $ 7,370,229       $ 35,399,754      $ 38,849,918       $ 39,082,132
                 - gain (loss) on sales of assets          3,752          1,795,336           784,853          2,381,787
                                                   --------------    ---------------    --------------    ---------------
                                                       7,373,981         37,195,090        39,634,771         41,463,919
Less Operating Expenses: (1)
        Depreciation and amortization expense          5,847,827         22,861,169        24,868,782         25,306,146
        Provision for losses and doubtful accounts        74,277             56,955         6,779,040                  -
        Interest expense                                 714,701          5,473,480         6,082,904          5,307,064
        Administrative costs and reimbursements          645,437          1,056,746           556,577            917,952
        Legal/Professional fees                           90,305            151,183           146,794             86,643
        Other                                            380,821            756,971         1,467,738            973,204
        Management fee                                   358,846          1,559,090         1,892,306          1,770,779
                                                   --------------    ---------------    --------------    ---------------
                                                       8,112,214         31,915,594        41,794,141         34,361,788
                                                   --------------    ---------------    --------------    ---------------
Income before extraordinary items                       (738,233)         5,279,496        (2,159,370)         7,102,131
Extrordinary gain on early extinguisment of debt               -                  -                 -          2,056,574
                                                   --------------    ---------------    --------------    ---------------
Net income (loss) - GAAP basis                        $ (738,233)       $ 5,279,496      $ (2,159,370)       $ 9,158,705
                                                   ==============    ===============    ==============    ===============

Taxable income (loss) from operations               $ (7,867,498)     $ (26,502,705)    $ (30,943,906)     $ (10,497,154)
                                                   ==============    ===============    ==============    ===============

Cash generated by (used in) operations (2)           $ 6,061,438       $ 21,650,163      $ 29,817,476       $ 28,382,888
Cash generated from sales                                130,413          4,742,122         2,469,199         10,439,849
Cash generated from refinancing                                -                  -                 -                  -
Cash generated from other (2)                            232,472          2,345,113         3,406,564          2,554,664
                                                   --------------    ---------------    --------------    ---------------
                                                       6,424,323         28,737,398        35,693,239         41,377,401
Less cash distributions to investors:
        From operating cash flow                       2,684,635          9,798,122        14,977,030         15,088,765
        From sales                                             -                  -                 -                  -
        From refinancing                                       -                  -                 -                  -
        From other                                             -                  -                 -                  -
                                                   --------------    ---------------    --------------    ---------------
        Total distributions                            2,684,635          9,798,122        14,977,030         15,088,765
                                                   --------------    ---------------    --------------    ---------------
Cash generated (deficiency) after cash
   distributions                                     $ 3,739,688       $ 18,939,276      $ 20,716,209       $ 26,288,636
                                                   ==============    ===============    ==============    ===============
Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                $ (230.41)         $ (228.48)        $ (190.87)          $ (64.75)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ -            $ 45.51               $ -            $ 52.94
        -  Return of capital                               79.42              45.81             99.87              47.68
                                                   --------------    ---------------    --------------    ---------------
                                                         $ 79.42            $ 91.32           $ 99.87           $ 100.62
                                                   ==============    ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                       $ 79.42            $ 91.32           $ 99.87           $ 100.62
        Other                                                  -                  -                 -                  -
                                                   --------------    ---------------    --------------    ---------------
        Total                                            $ 79.42            $ 91.32           $ 99.87           $ 100.62
                                                   ==============    ===============    ==============    ===============
Amount invested in program equipment (cost,
   excluding acquisition fees)                      $149,409,976       $268,896,594     $ 279,610,891      $ 256,168,902
Amount invested in program equipment (book value)   $101,284,861       $204,329,984     $ 183,993,816      $ 149,967,007
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (3)                          49.35%             88.82%            92.36%             84.61%

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 June 30, 2004
                                   (Unaudited)

                                                                     ATEL Capital Equipment Fund VII
                                                                              Period Ended
                                                                      December 31,                           June 30,
                                                       2001               2002              2003               2004
Months of operations                                    12                 12                12                 6

Gross revenue - lease and other                      $31,792,233       $ 27,213,758      $ 21,035,211        $ 8,371,791
                 - gain (loss) on sales of assets     (1,145,708)        (1,270,985)        1,449,492            514,857
                                                   --------------    ---------------    --------------    ---------------
                                                      30,646,525         25,942,773        22,484,703          8,886,648

Less Operating Expenses: (1)
        Depreciation and amortization expense         20,023,249         18,608,503        15,328,528          5,843,155
        Provision for losses and doubtful accounts       118,067          2,396,593         5,633,639            526,804
        Interest expense                               4,029,695          3,206,557         1,916,785            765,412
        Administrative costs and reimbursements          851,382            859,415           849,984            777,131
        Legal/Professional fees                          163,006            199,993           176,812             24,476
        Other                                          1,345,396          1,496,647         2,000,784          1,565,778
        Management fee                                 1,175,912            947,568           889,571            339,017
                                                   --------------    ---------------    --------------    ---------------
                                                      27,706,707         27,715,276        26,796,103          9,841,773
                                                   --------------    ---------------    --------------    ---------------
Income before extraordinary items                      2,939,818         (1,772,503)       (4,311,400)          (955,125)
Extrordinary gain on early extinguisment of debt               -                  -                 -                  -
                                                   --------------    ---------------    --------------    ---------------
Net income (loss) - GAAP basis                       $ 2,939,818       $ (1,772,503)     $ (4,311,400)        $ (955,125)
                                                   ==============    ===============    ==============    ===============

Taxable income (loss) from operations              $ (13,251,494)      $ (7,705,704)      $ 2,744,189         $ 2,500,000  (4)
                                                   ==============    ===============    ==============    ===============

Cash generated by (used in) operations (2)           $23,869,682       $ 20,508,144      $ 16,452,288        $ 5,669,786
Cash generated from sales                              3,830,077          2,229,481        15,724,456          3,470,454
Cash generated from refinancing                                -                  -                 -                  -
Cash generated from other (2)                          2,261,062          3,032,098         2,195,653            941,678
                                                   --------------    ---------------    --------------    ---------------
                                                      29,960,821         25,769,723        34,372,397         10,081,918
Less cash distributions to investors:
        From operating cash flow                      14,999,647         14,999,876        14,997,209          4,511,325
        From sales                                             -                  -                 -                  -
        From refinancing                                       -                  -                 -                  -
        From other                                             -                  -                 -                  -
                                                   --------------    ---------------    --------------    ---------------
        Total distributions                           14,999,647         14,999,876        14,997,209          4,511,325
                                                   --------------    ---------------    --------------    ---------------
Cash generated (deficiency) after cash
   distributions                                     $14,961,174       $ 10,769,847      $ 19,375,188        $ 5,570,593
                                                   ==============    ===============    ==============    ===============
Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                 $ (81.74)          $ (47.53)          $ 16.93            $ 15.42
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                              $ 0.94                $ -               $ -                $ -
        -  Return of capital                               99.08             100.03            100.01              30.08
                                                   --------------    ---------------    --------------    ---------------
                                                        $ 100.02           $ 100.03          $ 100.01            $ 30.08
                                                   ==============    ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                      $ 100.02           $ 100.03          $ 100.01            $ 30.08
        Other                                                  -                  -                 -                  -
                                                   --------------    ---------------    --------------    ---------------
        Total                                           $ 100.02           $ 100.03          $ 100.01            $ 30.08
                                                   ==============    ===============    ==============    ===============
Amount invested in program equipment (cost,
   excluding acquisition fees)                      $243,226,117       $235,412,280     $ 201,462,120      $ 179,740,040
Amount invested in program equipment (book value)   $129,049,875       $108,917,281      $ 71,827,497       $ 61,631,700
Amount remaining invested in program equipment
(Cost of equipment owned at end of period as a
   percentage of cost of all equipment purchased
   by the program) (3)                                    80.34%             77.76%            66.54%             59.37%

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 June 30, 2004
                                   (Unaudited)

                                                                             ATEL Capital Equipment Fund VIII
                                                                                       Period Ended
                                                                                       December 31,
                                                                          1999              2000               2001
Months of operations                                                       12                12                 12

Gross revenue - lease and other                                         $ 8,657,636      $ 31,046,332       $ 41,992,805
                 - gain (loss) on sales of assets                             3,017             1,453          1,801,292
                                                                     ---------------    --------------    ---------------
                                                                          8,660,653        31,047,785         43,794,097

Less Operating Expenses: (1)
        Depreciation and amortization expense                             5,392,504        22,588,276         31,243,646
        Provision for losses and doubtful accounts                                -                 -             82,615
        Interest expense                                                  1,340,804         7,365,041          9,058,622
        Administrative costs and reimbursements                             767,386         1,408,523            924,375
        Legal/Professional fees                                             155,743           127,345            215,450
        Other                                                               121,438           398,365            287,382
        Management fee                                                      443,943         1,465,566          1,849,335
                                                                     ---------------    --------------    ---------------
                                                                          8,221,818        33,353,116         43,661,425
                                                                     ---------------    --------------    ---------------
Net income (loss) - GAAP basis                                            $ 438,835      $ (2,305,331)         $ 132,672
                                                                     ===============    ==============    ===============

Taxable income (loss) from operations                                 $ (13,620,427)    $ (29,018,361)     $ (15,498,538)
                                                                     ===============    ==============    ===============

Cash generated by (used in) operations (2)                              $ 5,743,245      $ 18,412,107       $ 30,662,797
Cash generated from sales                                                    38,178             7,761          7,348,063
Cash generated from refinancing                                                   -
Cash generated from other (2)                                               951,549         2,154,474          2,806,236
                                                                     ---------------    --------------    ---------------
                                                                          6,732,972        20,574,342         40,817,096
Less cash distributions to investors:
        From operating cash flow                                          2,460,684         9,795,386         12,403,683
        From sales                                                                -                 -                  -
        From refinancing                                                          -                 -                  -
        From other                                                                -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total distributions                                               2,460,684         9,795,386         12,403,683
                                                                     ---------------    --------------    ---------------
Cash generated (deficiency) after cash distributions                    $ 4,272,288      $ 10,778,956       $ 28,413,413
                                                                     ===============    ==============    ===============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                    $(312.53)         $(252.40)          $(105.64)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                 $ 5.95               $ -                $ -
        -  Return of capital                                                  55.18             92.11              91.40
                                                                     ---------------    --------------    ---------------
                                                                            $ 61.13           $ 92.11            $ 91.40
                                                                     ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                          $ 61.13           $ 92.11            $ 91.40
        Other                                                                     -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total                                                               $ 61.13           $ 92.11            $ 91.40
                                                                     ===============    ==============    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                   $142,755,301     $ 218,029,699      $ 237,646,671
Amount invested in program equipment (book value)                      $139,420,208     $ 190,893,298      $ 178,999,739
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (3)                   58.09%            88.73%             96.71%


      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 June 30, 2004
                                   (Unaudited)

                                                                             ATEL Capital Equipment Fund VIII
                                                                                       Period Ended
                                                                               December 31,                  June 30,
                                                                          2002              2003               2004
Months of operations                                                       12                12                 6

Gross revenue - lease and other                                        $ 32,658,224      $ 27,953,972       $ 11,796,612
                 - gain (loss) on sales of assets                           271,751           595,299          2,177,912
                                                                     ---------------    --------------    ---------------
                                                                         32,929,975        28,549,271         13,974,524

Less Operating Expenses: (1)
        Depreciation and amortization expense                            23,162,548        20,694,362          9,155,566
        Provision for losses and doubtful accounts                        3,087,500         5,499,271           (135,000)
        Interest expense                                                  6,148,759         5,270,675          1,651,396
        Administrative costs and reimbursements                             832,539           820,571            719,342
        Legal/Professional fees                                             179,562           506,698            168,469
        Other                                                               843,035         1,761,696            733,551
        Management fee                                                    1,481,576         1,517,259            579,469
                                                                     ---------------    --------------    ---------------
                                                                         35,735,519        36,070,532         12,872,793
                                                                     ---------------    --------------    ---------------
Net income (loss) - GAAP basis                                         $ (2,805,544)     $ (7,521,261)       $ 1,101,731
                                                                     ===============    ==============    ===============

Taxable income (loss) from operations                                 $ (12,212,767)     $ (9,525,065)      $ (1,500,000) (4)
                                                                     ===============    ==============    ===============

Cash generated by (used in) operations (2)                             $ 23,805,426      $ 18,993,036        $ 7,639,937
Cash generated from sales                                                 2,403,934        13,964,820         10,319,679
Cash generated from refinancing                                                   -         2,563,149
Cash generated from other (2)                                             2,134,026         1,793,351            327,461
                                                                     ---------------    --------------    ---------------
                                                                         28,343,386        37,314,356         18,287,077
Less cash distributions to investors:
        From operating cash flow                                         12,347,756        12,345,603          6,173,634
        From sales                                                                -                 -                  -
        From refinancing                                                          -                 -                  -
        From other                                                                -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total distributions                                              12,347,756        12,345,603          6,173,634
                                                                     ---------------    --------------    ---------------
Cash generated (deficiency) after cash distributions                   $ 15,995,630      $ 24,968,753       $ 12,113,443
                                                                     ===============    ==============    ===============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                     $(83.25)          $(64.93)           $(10.22)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                    $ -               $ -             $ 8.12
        -  Return of capital                                                  90.99             90.98              37.37
                                                                     ---------------    --------------    ---------------
                                                                            $ 90.99           $ 90.98            $ 45.49
                                                                     ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                          $ 90.99           $ 90.98            $ 45.49
        Other                                                                     -                 -                  -
                                                                     ---------------    --------------    ---------------
        Total                                                               $ 90.99           $ 90.98            $ 45.49
                                                                     ===============    ==============    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                   $232,355,732     $ 210,621,824      $ 192,025,692
Amount invested in program equipment (book value)                      $149,100,763     $ 107,564,258       $ 89,939,464
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (3)                   94.55%            85.71%             78.14%


      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 June 30, 2004
                                   (Unaudited)

                                                                     ATEL Capital Equipment Fund IX
                                                                             Period Ended
                                                                        December 31,                         June 30,
                                                       2001               2002              2003               2004
Months of operations                                    12                 12                12                 6

Gross revenue - lease and other                      $ 3,393,685        $ 6,966,142      $ 10,872,695        $ 5,542,061
                 - gain (loss) on sales of assets              -            107,353           658,865             10,069
                                                   --------------    ---------------    --------------    ---------------
                                                       3,393,685          7,073,495        11,531,560          5,552,130

Less Operating Expenses: (1)
        Depreciation and amortization expense          2,078,895          5,178,087         8,289,708          4,472,389
        Provision for losses and doubtful accounts             -                  -           496,347            287,158
        Interest expense                                 199,230            336,696           349,319            250,343
        Administrative costs and reimbursements          374,507            343,120           627,320            314,782
        Legal/Professional fees                           39,384             99,730           106,167            169,946
        Other                                             34,152            248,390           385,671            222,952
        Management fee                                    83,341            264,322           686,013            258,894
                                                   --------------    ---------------    --------------    ---------------
                                                       2,809,509          6,470,345        10,940,545          5,976,464
                                                   --------------    ---------------    --------------    ---------------
Net income (loss) - GAAP basis                         $ 584,176          $ 603,150         $ 591,015         $ (424,334)
                                                   ==============    ===============    ==============    ===============

Taxable income (loss) from operations                  $ 107,619       $ (3,947,950)     $ (4,526,988)      $ (4,000,000) (4)
                                                   ==============    ===============    ==============    ===============

Cash generated by (used in) operations (2)           $ 1,744,270        $ 5,521,904       $ 8,661,683        $ 4,798,068
Cash generated from sales                                      -            749,408         5,370,886             40,597
Cash generated from refinancing                                -                  -                 -                  -
Cash generated from other (2)                            673,907          1,178,949         1,436,942          1,144,008
                                                   --------------    ---------------    --------------    ---------------
                                                       2,418,177          7,450,261        15,469,511          5,982,673
Less cash distributions to investors:
        From operating cash flow                       1,213,341          5,521,904         8,661,683          4,798,068
        From sales                                             -                  -                 -                  -
        From refinancing                                       -                  -                 -                  -
        From other                                             -            493,723         1,971,403            629,250
                                                   --------------    ---------------    --------------    ---------------
        Total distributions                            1,213,341          6,015,627        10,633,086          5,427,318
                                                   --------------    ---------------    --------------    ---------------
Cash generated (deficiency) after cash
   distributions                                     $ 1,204,836        $ 1,434,634       $ 4,836,425          $ 555,355
                                                   ==============    ===============    ==============    ===============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                   $ 4.59           $ (50.16)         $ (34.79)          $ (30.67)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                             $ 22.42             $ 1.58            $ 0.00             $ 0.00
        -  Return of capital                               33.57              81.05             88.35              44.99
                                                   --------------    ---------------    --------------    ---------------
                                                         $ 55.99            $ 82.63           $ 88.35            $ 44.99
                                                   ==============    ===============    ==============    ===============
Sources (on a cash basis)
        Sales
        Refinancing                                                                                 -                  -
        Operations                                       $ 55.99            $ 75.85             71.97              39.77
        Other                                                  -               6.78             16.38               5.22
                                                   --------------    ---------------    --------------    ---------------
        Total                                            $ 55.99            $ 82.63           $ 88.35            $ 44.99
                                                   ==============    ===============    ==============    ===============

Amount invested in program equipment (cost,
   excluding acquisition fees)                       $22,844,529       $ 49,667,555      $ 64,762,921       $ 73,843,017
Amount invested in program equipment (book value)    $21,091,372       $ 46,798,202      $ 52,057,199       $ 52,942,274
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (3)                          29.06%             63.18%            93.20%             93.93%

      Past performance is not necessarily indicative of future performance.

FOOTNOTES:

(1) Operating expenses include reimbursements to the General Partner/Managing Member as follows:

                                  ATEL Capital          ATEL Capital        ATEL Capital
                                    Equipment             Equipment          Equipment
                                    Fund VII              Fund VIII           Fund IX
Year ended December 31, 1997             $ 645,437
                        1998             1,056,746
                        1999               556,577             $ 767,386
                        2000               917,952             1,408,523
                        2001               851,382               924,375        $ 374,507
                        2002               859,415               832,539          343,120
                        2003               849,984               820,571          627,320
                        2004               777,131               719,342          314,782
                               --------------------  --------------------  ---------------
                                       $ 6,514,624           $ 5,472,736      $ 1,659,729
                               ====================  ====================  ===============

(2) Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases or principal payments received on notes receivable. In the Funds' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

(3) The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

(4) Estimated as of June 30, 2004.

      Past performance is not necessarily indicative of future performance.

                                    TABLE IV
                          RESULTS OF COMPLETED PROGRAMS
                                  June 30, 2004
                                   (Unaudited)


Program name:

                                                         ATEL Cash                   ATEL Cash                 ATEL Cash
                                                     Distribution Fund        Distribution Fund II       Distribution Fund III


Dollar amount of equity raised                            $ 10,000,000               $ 35,000,000              $ 73,855,840

Assets purchased                                          $ 11,133,679               $ 52,270,536              $ 99,629,942

Date of Closing of Offering                          December 18, 1987            January 3, 1990           January 3, 1992

Date of first sale of property                             May 1, 1989               July 1, 1994          December 1, 1992

Date of final sale of property                       December 31, 1997          December 31, 1998         December 31, 2000

Tax and distribution data per
   $1,000 limited partner investment
   through December 31, 2000:
         Federal Income Tax Results:
            Ordinary income (loss):
              Operations                                      $ 192.40                   $ 154.95                  $ (12.08)
              Recapture
            Capital gain (loss)

Cash distributions to investors
   on a GAAP basis:
         -  Investment income                                 $ 244.89                   $ 335.43                  $ 379.10
         -  Return of capital                                   876.14                     887.20                    950.66
                                                -----------------------  -------------------------  ------------------------
                                                              1,121.03                   1,222.63                  1,329.76
Cash available for distribution, reinvested
   for investors' accounts                                       89.05                      48.75                         -
                                                -----------------------  -------------------------  ------------------------
Total                                                       $ 1,210.08                 $ 1,271.38                $ 1,329.76
                                                =======================  =========================  ========================

Sources (on a cash basis):
         Sales                                                $ 136.03                   $ 159.92                  $ 169.34
         Refinancing
         Operations                                             969.59                     987.33                    975.75
         Other                                                  104.46                     124.13                    184.67
                                                -----------------------  -------------------------  ------------------------
         Total                                              $ 1,210.08                 $ 1,271.38                $ 1,329.76
                                                =======================  =========================  ========================


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                            ACQUISITION OF EQUIPMENT
                                BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions and Lessees by the three most recent prior publicly-registered programs sponsored by ATEL Financial Services, LLC and its affiliates. Information concerning the prior programs' Equipment acquisition is current through December 31, 2003.

                                                                                                                        Lease
                                                                 Commence       Acquisition        Percent     Lease     Type
Lessee                          Notes    Equipment Type         Date(s) (1)      Cost (2)       Leverage (3) Term (4)    (5)
------                          -----    --------------         -----------      --------       ------------ --------    ---

ATEL Capital Equipment Fund VII

A.P.Moller (Maersk)                6    Intermodal Containers       Jan-98         $ 2,280,100                   52        OL
Alliant Techsystems, Inc.               Semiconductor Equipment     Jan-98             138,505                 8 - 16      OL
Anchor Glass Container                  Office Automation           Jan-98             404,995                   18        FP
   Corporation
Anchor Glass Container                  Glass Packaging             Jan-98             371,282      33.52%      3 - 6      OL
   Corporation                             Equipment
Anna Offshore Inc.                 7    Offshore supply             Apr-98          15,000,000                   36        OL
                                           vessels
Applied Magnetics Corporation      8    Wafer Fabrication      Dec-97 to Jan-98      7,975,841                 60 - 63     FP
                                           Equipment
Applied Magnetics Corporation      8    Manufacturing               Jul-97           4,152,810      85.33%       60        FP
                                           Equipment
Archer Daniels Midland Company     9    Rail Tank Cars              Jan-98              42,875                    6        OP
Arkansas Electric Cooperatives          Surface Mining              Jan-99           7,933,630                   66        OL
Atmel Corporation                       Semiconductor               Jan-98           4,114,596                   96        FP
                                           Manufacturing            Jan-98           4,114,596                   96        FP
                                           Equipment
Avon Products, Inc.                     Office Automation           Jan-98              29,415                   17        FP
Blue Star Line Ltd.                10   Intermodal                  Jan-98           3,573,462                   60        OL
                                           Containers
Burlington Northern and Santa    11, 12 GE Locomotives              Dec-96           5,010,960                   13        OL
   Fe Railroad Company
Burlington Northern and Santa           GE B39-8 Diesel             Jul-98          16,362,000                   36        OL
   Fe Railroad Company                     Electric
                                           Locomotives
Burlington Northern and Santa           Containers                  Oct-98           9,280,000                   84        OL
   Fe Railroad Company
Cargill, Inc.                      13   Covered Hopper              Jan-97           6,534,000                   72        FP
                                           Railcars
Cargill, Inc.                      13   Covered Hopper              Sep-98           2,708,564                   88        FP
                                           Railcars
Cargill, Inc.                      13   Covered Hopper              Sep-98           1,173,946                   28        FP
                                           Railcars
Certified Grocers of                    Forklifts                   Jul-98             810,792                   60        OL
   California, Ltd.
Certified Grocers of                    Forklifts                   Jan-99              41,025                   60        OL
   California, Ltd.
Chrysler Corporation                    Material Handling      Oct-96 to Dec-96        982,293                   60      OL/HP
                                           Equipment
Columbus & Greenville              13   Boxcars                     Jan-97             667,000                   16        FP
   Railway Company
Consolidated Diesel Company             Copiers                     Jan-98              15,697                 10 - 13     FP
Consolidated Diesel Company             Machine Tools               Jan-98              15,161                   14        OL
Consolidated Rail Corporation           Intermodal Containers  Sep-97 to Nov-97      3,314,000                   84        HP
                                           & Chassis
Costain Coal, Inc.                      Euclid Hual Trucks          Jan-98             805,181      58.22%       12        OL
Crowley Foods, Inc.                     Bag In Box Filler &         Sep-98             330,496                   60        OL
                                           Line
Crowley Foods, Inc.                     Materials Handling     Sep-98 to Oct-98         82,313                   36        OL
                                           Equipment
CVS Pharmacy, Inc.                 14   Phone Systems               Jan-99           3,281,762                   60        FP
CVS Pharmacy, Inc.                 14   Tractors and                Jan-00           3,235,939                   84        FP
                                           Semi-Trailers
CVS Pharmacy, Inc.                 14   Materials Handling          Jun-99           1,152,971                   60        FP
                                           Equipment
Danskin, Inc.                           Textile Manufacturing       Jan-98             255,718                 6 - 15      OL
                                           Equipment
Dole Fresh Fruit Company           10   Intermodal Containers       Jan-98           3,876,170                   44        OL
Empire Blue Cross and                   Office Furniture and        Jan-98             696,766                   27        FP
   Blue Shield                             Fixtures
Exel Logistics, Inc.                    Tractors and                Jan-98             133,947                    3        OL
                                           Semi-Trailers
Far Eastern Shipping Company       10   Intermodal Containers       Jan-98           2,257,299                   75        HP
Farmland Hydro, L.P.               9    Rail Tank Cars              Jan-98             370,808                   16        OL
Federal Paperboard Company       15, 16 Rail Log Cars               Oct-97           5,624,724                   51        OL
First Union Rail Corporation     9, 17  Rail Tank Cars               N/A               478,836                   N/A      N/A
General American                        Various Tank /              Jan-99           8,368,524                   84        OL
   Transportation Company                  Hopper Cars

      Past performance is not necessarily indicative of future performance.

                                     A - 13

                                                                                                                        Lease
                                                                 Commence       Acquisition        Percent     Lease     Type
Lessee                          Notes    Equipment Type         Date(s) (1)      Cost (2)       Leverage (3) Term (4)    (5)
------                          -----    --------------         -----------      --------       ------------ --------    ---

General Electric Company /              Machining Centers      Aug-98 to Sep-99      4,217,521                   84      OL /FP
   General Electric Aircraft
   Engines
General Electric Company /              Measuring Equipment    Jun-98 to Aug-98        437,000                   84        FP
   General Electric Aircraft
   Engines
General Electric Company /              Sun Enterprise SVR          Aug-98             308,343                   36        OL
   General Electric Aircraft               Stations
   Engines
General Electric Company /              Fuel Cell Test              Dec-00             281,750                   84        FP
   General Electric Aircraft               Equipment
   Engines
General Electric Company /              Machining Centers      Aug-98 to Nov-98        212,660                   60        OL
   General Electric Aircraft
   Engines
General Electric Company /              Blow Molding Machine        Jan-97             906,370                   24        OL
   General Electric Plastics
General Electric Company /              Spectrometers               Mar-97             306,545                   60        FP
   General Electric Plastics
General Electric Company /              Trackmobile Railcar         Mar-97             166,602                   60        OL
   General Electric Plastics               Mover
General Motors Corporation -            Forklifts                   Jan-98             352,520                   17        OL
   GM Powertrain Group
General Motors Corporation              Materials Handling          Oct-01           6,948,162                 22 - 58  OL/HP/FP
                                           Equipment
General Motors Corporation              Materials Handling          Jan-02           3,915,240                 29 - 68  OL/HP/FP
                                           Equipment
Grand Trunk Western Railroad       18   Remanufactured High         Jan-98           3,342,139      56.64%       24        OL
   Incorporated                            Cube Boxcars
Great Salt Lake Minerals           9    Rail Tank Cars              Jan-98             481,261                    7        OL
   Corporation
Hallsmith-Sysco Food                    Trailmobile                 May-98           1,209,055                   96        FP
   Services, a division of                 Refrigerated
   Sysco Corporation                       Trailers
Hallsmith-Sysco Food                    1999 Trailmobile            Nov-98           1,054,033                   96        FP
   Services, a division of                 Refrigerated
   Sysco Corporation                       Trailers
Hallsmith-Sysco Food                    Volvo Tractors              Apr-98             823,455                   84        FP
   Services, a division of
   Sysco Corporation
Hallsmith-Sysco Food                    1999 Volvo WG42T            Aug-98             274,485                   84        FP
   Services, a division of                 Tractor
   Sysco Corporation
Hambros Vendor Leasing             19   Vehicles & Sanitation       Sep-97           5,381,076      78.56%     30 - 66     FP
   Limited                                 Trucks
Hartz Foods, Inc.                       Refrigeration Units         Jan-98              18,422                    9        FP
Hastings Leasing Limited           20   Trucks & Miscellaneous      Oct-97          28,811,289      88.85%    29 - 113     FP
Hastings Leasing Limited           20   Medical Equipment           Oct-97           8,014,488      91.66%     25 - 81     FP
Henry General Hospital                  Hematology Analyzers        Jan-98             185,700                   41        FP
                                           & Upgrades
Hughes Network Systems, Inc.            Remote Communication        Jan-98              97,237      54.61%      6 - 9      OL
                                           Device
Hyplains Beef,  L.C.                    Racking and Conveyor        Jan-98           1,235,019                   10        OL
                                           Equipment
IBM Corporation                         Stereolithography           Jan-98              30,026                    7        OL
                                           Apparatus
Illinois Central Railroad          13   Boxcars                     Jan-97           1,610,000                   36        FP
   Company
IMC - Agro Company                 21   Storage Facility            Jun-00           1,678,023                   78        OL
International Paper Company             Knuckle Boom/ Wheel    Sep-97 to Oct-97        926,964      2.84%      48 - 60   OL/HP
                                           Loaders
International Paper Company             Hydraulic Excavator,   Jun-97 to Jul-97        539,438                   60        OL
                                           Lift Trucks, Loader
International Paper Company             CAT Wheel Loaders      Jan-97 to Feb-97        417,700                   48        HP
International Paper Company             Trackmobile Railcar         Jan-97             248,952                   60        OL
                                           Mover
International Paper Company             Knuckle Boom Loader         Feb-97             213,095                   72        FP
International Rectifier                 Wafer Fabrication           Jan-98             589,829      8.45%       1 - 9      OL
   Corporation                             Equipment
Ispat Inland Inc.                       Shovel and Coal             Jan-00           3,839,698                   60     HP / FP
                                           Carriers
ITO Corporation                         Forklifts                   Jan-98             240,488                 15 - 31     FP
Kawasaki Kisen Kaisha, Ltd.        10   Intermodal Containers       Jan-98           2,614,728                   52        OL
Koppers Industries, Inc.           9    Rail Tank Car               Jan-98               5,400                    6        OL
Kraft Foods, Inc.                       Office Furniture/      Jul-98 to Dec-98      1,228,432                 71 - 84     FP
                                           Fixtures
Kraft Foods, Inc.                       Steelcase Office       Nov-97 to Dec-98      1,176,869                 71 - 84     FP
                                           Furniture &
                                           Fixtures
Kraft Foods, Inc.                       Phone System           Nov-97 to Sep-98      1,128,179                 53 - 60     FP
Louisiana Workers'                      Office Automation           Jan-98               2,199                    1        OL
   Compensation Corporation
Maxtor Corporation                 22   Electronic Test             Sep-97             533,698                   36        HP
                                           Equipment
Maxtor Corporation                 22   Computer Equipment          Jan-98             241,310                    6        OL
McDonnell Douglas Helicopter            Lift Trucks                 Apr-98              96,510                   60        OL
   Company
Midland Enterprises, Inc.          7    Jumbo Hopper Barges         Dec-98           4,941,229                 25 - 49     OL
Minteq International, Inc.              Geotronics Laser       Sep-97 to Jan-98      1,019,585                   36        HP
                                           Measuring Machines


      Past performance is not necessarily indicative of future performance.



                                     A - 14

                                                                                                                        Lease
                                                                 Commence       Acquisition        Percent     Lease     Type
Lessee                          Notes    Equipment Type         Date(s) (1)      Cost (2)       Leverage (3) Term (4)    (5)
------                          -----    --------------         -----------      --------       ------------ --------    ---

Minteq International, Inc.              Geotronics Laser       Jan-97 to Mar-97        689,350                   36        HP
                                           Measuring Machine
Mobil Business Resources           23   Helicopters                 Nov-96           1,650,000                   36        OL
   Corporation
Mobil Business Resources           23   Helicopter                  Oct-97           1,160,000                   36        OL
   Corporation
Mobil Oil Corporation                   Wheel Loader                Jan-98              92,773                   36        OL
National Gypsum Company                 Tractor                     Apr-01             476,715                   60        OL
National Steel Corporation              Haul Trucks/Loader/    Oct-98 to Jan-99      7,735,693                   60        OL
                                           Dozer
National Steel Corporation              CAT Dozer, Loaders          Jul-97           3,666,101                   60        OL
National Steel Corporation              Motor Grader &              Oct-97           1,747,828                   60        HP
                                           Front End Loader
National Steel Corporation              Omega Forklift &            Apr-98           1,286,210                   60        HP
                                           Loaders
National Steel Corporation              Crane & Wheel Loader        Jan-98             861,344                   48        OL
National Steel Corporation              CAT Dozer Tractors          Apr-97             734,730      75.36%       60        HP
Nippon Yusen Kaisha  Ltd.          10   Intermodal                  Jan-98           8,715,760                   96        FP
   (N.Y.K.Line)                            Containers
Nortel Networks, Inc.                   Office Furniture        Jan to Feb-01        1,655,073                   84        FP
North American Chemical                 Mini Mag - Flow             Jan-98              18,809                    5        FP
   Company                                 Meters
NVR, Inc.                               Tee-Lok Roller         Aug-97 to Oct-97        591,046                   84        FP
                                           Gantry Systems
NVR, Inc.                               Home Manufacturing          Oct-98             370,348                   84        FP
                                           Equipment
NVR, Inc.                               Home Manufacturing          Nov-97             137,921                   84        FP
                                           Equipment
Omnicom Group, Inc.                24   Office Furniture            Jan-98           1,007,401                   60        FP
Omnicom Group, Inc.                24   Office Furniture            Jul-98             123,277                   60        FP
Omnicom Group, Inc.                24   Office Furniture            Jul-97              20,292                   60        FP
PCS Phosphate Company, Inc.        9    Rail Tank Cars              Jan-98             175,000                   25        OL
Pentagon Systems, Inc.                  SMT-1200C Surface           Jan-98             106,842                   35        FP
                                           Mount Placement
                                           System
Pioneer Chlor Alkali Company     9, 25  Rail Tank Cars              Jan-98           1,614,144                 15 - 60   OL/HP
PlasmaQuest , Inc.                      Office Automation           Jan-98               6,406                    8        FP
PVS Technologies, Inc.             9    Rail Tank Cars              Jan-98             672,388                 6 - 24      OL
Railcar, Ltd.                           Gondola and Hopper          Nov-98           4,550,304                   120       OL
                                           Railcars
Ralphs Grocery Company                  Forklifts                   Jan-98             275,385      8.49%      2 - 17      FP
Riceland Foods, Inc.               9    Rail Tank Cars              Jan-98             130,032                    4        OL
Rose Acres Farms, Inc.                  Food Processing             Jan-98             185,461      62.96%       16        OL
                                           Equipment
Sarif, Inc.                             Wafer Fabrication           Jan-98             224,702                   23        FP
                                           Equipment
Seaboard Commodity Trading         9    Rail Tank Cars              Jan-98             525,618                 6 - 22      OL
   Company
Sebastiani Vineyards, Inc.              Wine Barrels                Jan-98             872,061                 36 - 60   HP/FP
Sebastiani Vineyards, Inc.              Wine Barrels                Jul-98             201,470                   36        HP
Sematec, Inc.                           Manufacturing               Jul-98           2,400,000                   36        OL
                                           Equipment
Sematec, Inc.                           Manufacturing               Oct-97           1,303,600                   36        HP
                                           Equipment
Sematech, Inc.                          Novellus Inova              Feb-99           3,500,000                   36        FP
                                           Pvd System
Sierra Pacific Power Company       15   Coal Hopper Rail            Dec-97           2,600,000                   67        OL
   & Idaho Power Company                   Cars
Signature Flight Support                Fuel Trucks                 Apr-97             760,000      89.01%       132       FP
   Corporation
Signature Flight Support                Isuzu Trucks                Jul-98             722,275      78.53%       60        HP
   Corporation
Signature Flight Support                Fuel Trucks                 Jan-98             620,000      72.64%    96 - 132     FP
   Corporation
Signature Flight Support                Fuel Truck & Deicer         Apr-98             518,997      78.24%       96        FP
   Corporation
Signature Flight Support                Gampmaster Fuel             Oct-98             320,700                   96        FP
   Corporation                             Truck
Signature Flight Support                Isuzu Trucks                Oct-99              29,409                   60        HP
   Corporation
Sisseton Milbank Railroad, Inc.    13   Covered Hopper              Jan-97             330,000                   36        FP
                                           Railcars
Smitty's Super Valu, Inc.               Furniture and               Jan-98             451,861                    3        OL
                                           Fixtures
Sony Pictures                           Sony Monitors               Mar-98           1,278,900                   36        OL
   Entertainment, Inc.
Sony Pictures                           Cybex / Tectrix             Jan-99              83,642                   48        OL
   Entertainment, Inc.                     Fitness
                                           Equipment
Sony Pictures                           Laserjet Printers           Dec-98              78,820                   36        OL
   Entertainment, Inc.                     & Equipment
Southern Illinois Railcar Co.      13   Covered Hopper              Jan-97             462,000                   48        FP
                                           Railcars
Southern Pacific                        Locomotives                 Jan-98             397,658                    9        OL
   Transportation Company
Southwest Health Centre, Inc.           Siemens Mammographic        Jan-98              13,000                    1        OL
                                           System
Stater Brothers Markets                 Furniture and               Jan-98              13,643                    2        FP
                                           Fixtures
Tarmac America, Inc.  /            26   CAT / Michigan              Apr-97             350,000                   18        OL
   Tarmac Mid Atlantic, Inc.               Loaders


      Past performance is not necessarily indicative of future performance.



                                     A - 15

                                                                                                                        Lease
                                                                 Commence       Acquisition        Percent     Lease     Type
Lessee                          Notes    Equipment Type         Date(s) (1)      Cost (2)       Leverage (3) Term (4)    (5)
------                          -----    --------------         -----------      --------       ------------ --------    ---

Tarmac Minerals. Inc.              27   Steel Deck Barges           Jan-98           7,335,250                   60        OL
TASC, Inc.                              Office Automation      Oct-97 to Jan-98      1,169,828                   36      HP/FP
TASC, Inc.                              Office Automation           Apr-98           1,143,297                   36        HP
TASC, Inc.                              Office Automation           Apr-99           1,122,413                   36        HP
TASC, Inc.                              Office Automation           Jul-98             952,230                   36        FP
TASC, Inc.                              Office Automation           Oct-98             581,810                   36        HP
TASC, Inc.                              Office Automation           Jan-99             555,260                   36        HP
The Pittston Company                    Cat D11R Crawler
                                           Tractors            Oct-98 to Dec-98      2,849,558                 48 - 60     OL
Thompson Pipe & Steel Company           Phone System,               Jan-98              31,918                    1        OL
                                           Furniture and
                                           Fixtures
Thomson Saginaw Ball                    Machine Tools               Jan-98             488,918                   16        OL
   Screw Company
Triad International                     Aircraft Access and         Jan-98             954,125      36.77%        3        OL
   Maintenance Corporation                 Ground Support
                                           Equipment
Ultrabeam Lithography, Inc.        28   Manufacturing               Feb-99             830,770                   48        FP
Ultrabeam Lithography, Inc.        28   Manufacturing Equipment     May-98             167,220                   48        HP
Ultrabeam Lithography, Inc.        28   Manufacturing Equipment     Aug-98             361,634                   48        HP
Ultrabeam Lithography, Inc.        28   Technical Instrument        Dec-97             269,888                   48        HP
                                           Confocal Metrology
                                           System
United States Surgical                  Assorted                    Jul-98           3,747,760                   120       FP
   Corporation                             Manufacturing
                                           Equipment
Universal City Florida                  Office Automation      Oct-98 to Apr-99      1,665,120                   36        OL
   Partners
Wagner College                          Desktop PCs                 Jan-98              91,951                  7 - 9      OL
Wayne Farms,  a division of             Food Processing             Jan-98              64,686                   12        OL
   Continental Grain Company               Equipment
Wisconsin Packing                       Forklifts                   Jan-98              91,850                   25        HP
   Company, Inc.
Xerox Corporation                       FPD Inspection System       Jan-98           3,521,046                   60        HP
                                                                                  -------------
                                         ATEL Capital Equipment Fund VII total:    302,698,648
                                                                                  =============

ATEL Capital Equipment Fund VIII

American Oncologic                      MRI Scanner                 Jul-00         $ 1,871,181                   60        FP
   Hospital, Inc.
ANC Rental Corporation                  Mini Buses                  Jan-01           1,860,020                   36        OL
ANC Rental Corporation                  City Buses                  Jan-01           1,506,459                   60        FP
ANC Rental Corporation                  City Buses                  Jan-01           1,168,509                   60        FP
ANC Rental Corporation                  Mini Buses                  Jan-01             576,820                   36        OL
BJ's Wholesale Club, Inc.          29   Forklifts                   Apr-99             594,748                   60        HP
Burlington Northern and                 Locomotives                 Dec-99          11,750,000                   19        OL
   Santa Fe Railroad Company
Burlington Northern and                 Tri-Level Auto Racks        Sep-99           1,741,739                   40        OL
   Santa Fe Railroad Company
Celestica Corporation                   Chip Placers,               Jan-01           2,955,623                   33        OL
                                           Stencil Printers
Consolidated Diesel Company             Siemens Telephone           Feb-99             406,030                   55        HP
                                           System
Consolidated Rail Corporation           Railroad Gondolas           Jan-00          12,922,864      23.79%       36        OL
                                           and Ballast Cars
CSX Transportation,  Inc.               Rail Boxcars                Sep-99           6,782,075                   15        OL
CVS Corporation                         Material Handling           Apr-00           1,977,438                   60     HP / FP
                                           Equipment
CVS Corporation                         Material Handling           Apr-01           1,356,483                   60     HP / FP
                                           Equipment
CVS Corporation                         Material Handling           Jan-01           1,274,563                   60     HP / FP
                                           Equipment
CVS Corporation                         Telecommunications     Jan-00 to Apr-00      1,065,848                   60        HP
                                           Equipment
CVS Corporation                         Telecommunications     Jul-00 to Oct-00        780,243                   60        HP
                                           Equipment
CVS Corporation                         Handheld Radio Units        Apr-01             636,065                   36        HP
CVS Corporation                         Handheld Inventory          Oct-00             323,473                   60        HP
                                           Control Units
CVS Corporation                         Phone Equipment             Apr-01             130,968                   60        HP
CVS Corporation                         Telecommunications          Oct-99             102,961                   60        HP
                                           Equipment
E.I.duPont de Nemours                   Okuma Lathe                 Jul-00             324,805                   72        FP
   & Company
Emery Worldwide Airlines, Inc.          MD Cargo Aircraft           Nov-99           5,725,300                    1        OL
Emery Worldwide Airlines, Inc.          Used McDonnell              Jul-00          14,123,602                   54        OL
                                           Douglas DC8-71F
                                           Cargo Aircraft
Finnair OYJ                        30   McDonnell Douglas           Dec-99          15,448,037      26.54%       50        OL
                                           Passenger Aircraft
General Electric Company           31   Lathes, Machining           Oct-00           4,843,887                   84        FP
                                           Centers
General Electric Company           31   Turning Lathes              Jul-00           2,747,940                   84        FP
General Electric Company           31   Milling Machine        Dec-99 to Feb-00      1,140,264                   84        FP
General Electric Company           31   Grinding Machine       Dec-99 to Mar-00      1,060,293                   84        FP
General Electric Company           31   Turbolisk                   Dec-00             999,775                   84        FP
General Electric Company           31   Vertical Machining          Apr-00             788,675                   84        FP
                                           Centers


      Past performance is not necessarily indicative of future performance.


                                     A - 16

                                                                                                                        Lease
                                                                 Commence       Acquisition        Percent     Lease     Type
Lessee                          Notes    Equipment Type         Date(s) (1)      Cost (2)       Leverage (3) Term (4)    (5)
------                          -----    --------------         -----------      --------       ------------ --------    ---

General Electric Company           31   Machining Center            Feb-01             733,600                   84        FP
General Electric Company           31   Vertical Machining          Mar-01             709,545                   84        OL
                                           Center
General Electric Company           31   Grinding Machines           Aug-00             660,444                   84        FP
General Electric Company           31   Monarch Machining           Sep-00             644,886                   84        FP
                                           Center
General Electric Company           31   Machine Tools               Jun-01             643,106                   84        FP
General Electric Company           31   VTX Machining          Oct-99 to Dec-99        626,699                   84      HP/FP
                                           Centers
General Electric Company           31   Rebuilt Producto            Dec-00             593,500                   84        FP
                                           Drilling Machine
General Electric Company           31   Rebuilt Omni-Mill           Jun-01             563,939                   84        FP
General Electric Company           31   Deckel Maho DMU             May-99             546,500                   84        OL
                                           Machine
General Electric Company           31   Grinding Machine            Jan-00             510,756                   84        FP
General Electric Company           31   Fadal Machining             Jun-00             483,900                   84        FP
                                           Centers
General Electric Company           31   Rebuilt CNC Lathe           Aug-00             476,458                   84        OL
General Electric Company           31   CNC Grinding Machine        Oct-00             363,400                   84        FP
General Electric Company           31   LeBlond Lathe               Jan-00             352,350                   84        HP
General Electric Company           31   Machine Center              Mar-99             352,000                   84        OL
General Electric Company           31   Grit Blast System           Jul-00             351,536                   84        FP
General Electric Company           31   Grinding Machine            Jun-00             330,222                   84        FP
General Electric Company           31   Rebuilt Bullard VTL         Feb-01             299,706                   84        FP
General Electric Company           31   Radio Graphic               Sep-99             219,377                   84        FP
                                           Inspection
                                           Facility
General Electric Company           31   Rebuilt Vacuum         Mar-00 to Apr-00        213,820                   84        FP
                                           Blazing Machine
General Electric Company           31   Used Forging Machine        Jan-00             177,410                   84        FP
General Electric Company           31   Forklifts                   Aug-00             128,976                 36 - 60   OL/FP
General Electric Company           31   VTX Machining Centers       May-99             124,172                   84        OL
General Electric Company           31   Data Visualization          May-00             101,374                   84        FP
                                           System
General Electric Company           31   Laser Engraving             May-00              80,159                   84        FP
                                           System
General Electric Company           31   Air Flow Tester             Nov-99              61,960                   60        FP
General Electric Company           31   Power Trak                  Jan-00              39,975                   60        OL
General Electric Company           31   Pinstamp Marking            May-00              39,115                   84        FP
                                           System
General Electric Company           31   Film Processor              Oct-99              35,000                   84        FP
General Electric Company           31   Equipment Add-On            Aug-00              23,530                 69 - 81     FP
General Electric Company           31   Add-on Equipment            Oct-00              18,000                   80        FP
General Electric Company           31   Radio Graphic               Jan-00               6,500                   80        FP
                                           Inspection
                                           Facility Upgrade
General Electric Company           31   Add-on Equipment            Sep-01               7,660                   60        FP
General Electric Company           32   Injection Molding           Oct-00           1,305,371                   36        OL
                                           Machine
General Electric Company           32   Prism Extruders        Nov-00 to Jul-01        668,252                   60        FP
General Electric Company           32   Extruder Systems            May-99             281,595                   60        OL
Georgia Gulf Corporation                Quad Hopper Cars            Sep-99           1,416,678                   58        OL
Great American Management               Rail Boxcars                Oct-99           3,627,223                   30        OL
   Services, Inc.
IMC-Agrico Company                 21   Storage Facility            Jun-00           6,712,090                   78        OL
Ingersoll International, Inc.           Vertical Machine            Oct-00             540,794                   84        FP
                                           Centers
Ispat Inland Inc.                       Coil Carriers               May-00             867,000                   60        OL
Lafarge Gypsum, a division              Forklifts                   Oct-00             766,805                   36        OL
   of Lafarge Corporation
Lafarge Gypsum, a division              Forklift Trucks             Feb-01             702,312                   36        OL
   of Lafarge Corporation
Lafarge Gypsum, a division              Wheel Loader                Jan-01             317,111                   60        OL
   of Lafarge Corporation
Minteq International, Inc.              Laser Profiling             Nov-99             303,211                   36        HP
                                           System
National Gypsum Company                 CAT Loaders / Dozers        Oct-00           1,147,259                   36        OL
National Gypsum Company                 CAT Loader                  Jan-01             437,732                   60        OL
National Steel Corporation              CAT Loaders                 Jan-00           1,135,900                   36        OL
NVR, INC.                               Home Manufacturing          Aug-99             193,414                   84        FP
                                           Equipment
Omnicom Group, Inc.                33   Office Automation           Oct-98           1,749,913                   36        HP
Omnicom Group, Inc.                33   Office Furniture            Oct-98             321,976                   60        FP
Overnite Transportation                 Conventional                Jan-00           7,061,889                   48        OL
   Company                                 Tractors
Overnite Transportation                 Conventional                Jul-00           3,103,308                   48        OL
   Company                                 Tractors
Overnite Transportation                 Tractors and Trailers       Oct-00           2,921,394                   48        OL
   Company
Overnite Transportation                 Conventional Tractors      Apr-99           2,080,400                   48        OL
   Company
Overnite Transportation                 Trailers                    Jul-00           2,054,380                   96        FP
   Company
Overnite Transportation                 Conventional Tractors      Oct-99           1,104,976                   48        OL
   Company
Seamex International Ltd.        34, 35 Anchor Handler Tug          Dec-98           3,952,500                   44        OL
                                           Supply Vessel
Sebastiani Vineyards, Inc.              Bottle Filler               Jan-00             365,913                   84        FP
Sematech, Inc.                          Manufacturing               Apr-00           1,230,000                   36        OL
                                           Equipment


      Past performance is not necessarily indicative of future performance.


                                     A - 17

                                                                                                                        Lease
                                                                 Commence       Acquisition        Percent     Lease     Type
Lessee                          Notes    Equipment Type         Date(s) (1)      Cost (2)       Leverage (3) Term (4)    (5)
------                          -----    --------------         -----------      --------       ------------ --------    ---

Seven Hills Paperboard, LLC             Neles Control               Jan-01           1,178,588                   60        FP
                                           Systems
Signature Flight Support                Refueler Truck              Jan-00             290,000                   60        FP
   Corporation
Solectron Corporation                   Chip Placers                Dec-99          15,366,268                   48        OL
Solectron Corporation                   Chip Placers                Sep-99           1,496,388                   48        OL
Solectron Corporation                   Fuji QP Module              Jun-00              92,228                   45        OL
Southwest Airlines Company         36   Boeing 737 Aircraft         Mar-99           3,238,500                   50        OL
Staples, Inc.                           Point of Sale               Jan-99           2,410,939                   60        FP
                                           Equipment
Staples, Inc.                           Point of Sale               Apr-99             681,910                   60        FP
                                           Equipment
Staples, Inc.                           Point of Sale               Sep-99             511,079                   60        OL
                                           Equipment
Staples, Inc.                           Point of Sale               May-99             204,571                   60        FP
                                           Equipment
Staples, Inc.                           Forklifts                   May-99             101,480                   48        OL
Staples, Inc.                           Material Handling           Oct-99              68,030                   48        OL
                                           Equipment
Stewart & Stevenson                     Gas Compressors             Jul-99           6,272,782                   78        HP
   Services, Inc.
Stewart & Stevenson                     Gas Compressors             Oct-99           4,508,796                   84        HP
   Services, Inc.
Sysco Food Services Albany              Tractors                    Sep-00             965,311                   84        FP
Sysco Food Services Albany              Refrigerated Trailers       Jun-00             760,188                   96        FP
Sysco Food Services Albany              Refrigerated Trailers       Sep-99             519,620                   96        FP
Sysco Food Services Albany              Refrigerated Trailers       Feb-00             220,012                   96        FP
TASC, Inc.                              Office Automation           Oct-99             675,132                   36        FP
TASC, Inc.                              Office Automation           Jul-99             494,787                   36        FP
Transamerica Leasing Inc.          37   Intermodal Containers       Dec-98          21,250,000                   120       FP
Union Pacific Railroad                  Covered Hopper Cars         Feb-00          16,523,854                   24        OL
   Company
Union Pacific Railroad                  Fixed-end Gondola           Dec-99           5,021,142                   72        OL
   Company                                 Railcars
Universal City Development              Point of Sale               Apr-99             668,474                   60        FP
   Partners                                Equipment
Universal City Florida Hotel            Hotel Laundry               Sep-99           3,882,463                   84        FP
   Venture                                 Equipment
Universal City Florida Hotel            Laundry Equipment           Mar-01             174,207                   66        FP
   Venture
Universal City Florida Hotel            Laundry Equipment           Aug-02             293,570                   67        FP
   Venture
Universal City Florida                  Office Automation           Jul-99             487,909                   36        HP
   Partners                                Equipment
Universal City Florida                  Office Automation           Jul-00             282,109                   36        HP
   Partners                                Equipment
Universal City Florida                  Office Automation           Oct-99             248,838                   36        HP
   Partners                                Equipment
Universal City Florida                  Office Automation           Apr-00             134,872                   36        HP
   Partners                                Equipment
Universal City Florida                  Office Automation           Jan-00             117,555                   36        HP
   Partners                                Equipment
Whirlpool Corporation                   Hydraulic Traveling         Jan-99              72,763                   60        OL
                                           Gantry Crane
Williams Distributed Power         38   Micro Turbine Systems       Oct-00           1,230,020                   60        HP
   Services, Inc.
Williams Distributed Power         38   Micro Turbine Systems       Jan-00           1,056,690                   60        HP
   Services, Inc.
Williams Distributed Power         38   Micro Turbine Systems       Apr-00             865,522                   60        HP
   Services, Inc.
Williams Distributed Power         38   Micro Turbine Systems       Apr-01             215,895                   60        HP
   Services, Inc.
Xerox Corporation                       Material Handling      Dec-98 to Mar-99        378,964                   44        OL
                                           Equipment
Xerox Corporation                       Material Handling           Dec-99             108,572                   44        OL
                                           Equipment
Xerox Corporation                       Material Handling           Sep-99              47,858                   44        OL
                                           Equipment
Xerox Corporation                       Material Handling           Nov-99              47,232                   44        OL
                                           Equipment
                                                                                  -------------
                                        ATEL Capital Equipment Fund VIII total:    249,040,775
                                                                                  =============
ATEL Capital Equipment Fund IX

Arbinet-Thexchange, Inc.                Storage Array System        Jul-03           $ 495,474                   36        FP
ARYx Therapeutics, Inc.                 Testing & Lab               Mar-03             174,668                   24        HP
                                           Equipment
Ball Corporation                        Bulk Boxes & Pallets        Aug-03           1,049,039                   71        FP
Basin Electric Power               39   Walking Drag Line           Jul-00           6,786,284                   72        OL
   Cooperative
Basin Electric Power               39   Walking Drag Line           Jan-01           4,529,113                   66        OL
   Cooperative
Colowyo Coal Company L.P.               1985 Walking                Apr-03           3,791,357                   32        OL
                                           Electric Dragline
CVS Pharmacy, Inc.                 40   Phone System                Jan-02             326,231                   60        FP
CVS Pharmacy, Inc.                 40   Material Handling           Jul-01             207,486                   60        FP
CVS Pharmacy, Inc.                 40   Printing / Graphic          Jan-02             196,345                   60        OL
                                           Arts
CVS Pharmacy, Inc.                 40   Phone System                Oct-01              72,808                   60        FP


      Past performance is not necessarily indicative of future performance.


                                     A - 18

                                                                                                                        Lease
                                                                 Commence       Acquisition        Percent     Lease     Type
Lessee                          Notes    Equipment Type         Date(s) (1)      Cost (2)       Leverage (3) Term (4)    (5)
------                          -----    --------------         -----------      --------       ------------ --------    ---

Ford Motor Company                      Batteries and Fork          Oct-03             120,901                34 - 60    OL, HP, FP
                                           Lifts
Ford Motor Company                      Material Handling
                                           Equipment                Aug-03           2,878,521                30 - 58    OL, HP, FP
General Electric Company           31   Lathes                      Apr-02           2,240,326                   84        OL
General Electric Company           31   Grinders and                Apr-02           2,033,697                   84        OL
                                           Sputtering Machine
General Electric Company           31   Toshulin Powerturn          Aug-02           1,705,500                   84        OL
                                           Machine
General Electric Company           31   Remfg Bullard Vt       Dec-02 to Aug-03      1,127,926                   84        FP
                                           Lathe
General Electric Company           31   CNC Grinding Machine        May-02             960,432                   84        OL
General Electric Company           31   Mazak Horizontal            Dec-02             746,775                   84        FP
                                           NC Lathe
General Electric Company           31   Rosler Vertical             Sep-03             678,164                   84        FP
                                           Spindle
General Electric Company           31   Blohm Cnc Grinding          Aug-03             599,000                   84        FP
                                           Machine
General Electric Company           31   Grinder                     Mar-01             561,697                   84        FP
General Electric Company           31   Remfg Sundstrand            Mar-03             461,179                   84        FP
                                           Omnimill
General Electric Company           31   Sundstrand Omnimill         Jul-02             461,179                   84        OL
General Electric Company           31   Remfg Bullard Mill          Sep-03             386,000                   84        FP
                                           Machine
General Electric Company           31   Tube Benders                Feb-03             343,738                   84        FP
General Electric Company           31   Projection Welder           Oct-02             251,100                   84        FP
General Electric Company           31   Argon Atomsphere            Sep-03             250,308                   84        FP
                                           Furnaces
General Electric Company           31   Toshulin Powerturn          Aug-02             189,500                   84        FP
                                           Cat 50
General Electric Company           31   Wire EDM                    Jul-02             172,392                   84        OL
General Electric Company           31   Electrolytic Cutoff         Nov-02             119,935                   84        FP
                                           Machine
General Electric Company           31   Newall Cnc Grinding         Jan-03             106,715                   84        FP
                                           Machine
General Electric Company           31   Indel Small                 Sep-02             101,374                   84        FP
                                           Sputtering Machine
General Electric Company           31   Fryer Mb-15 Bed             Oct-02              43,950                   84        FP
                                           Milling Machine
General Electric Company           32   Crane                       Feb-02             282,050                   60        OL
General Electric Company           32   Molding Machine             Dec-00             260,000                   36        OL
General Electric Company           32   Molding Machine             Apr-01             168,012                   60        FP
General Electric Company           41   Drilling Machine            Jul-02             234,000                   60        FP
General Motors Corporation              Material Handling           Mar-02           2,910,436                 26 - 70     FP
Graham Offshore, Inc.              42   Crew and Supply Boats       Jan-02           9,500,000                   60        OL
Johnson Technology, Inc.           43   EDM Speed Drillers          Apr-02           1,221,500                   84        FP
Johnson Technology, Inc.           43   EDM Speed Drillers          May-02             716,000                   84        FP
Johnson Technology, Inc.           43   EDM Machines                Sep-02             261,710                   84        FP
Johnson Technology, Inc.           43   Material Handling           Feb-02              14,700                   84        FP
Johnson Technology, Inc.                Edm Speed Driller           Oct-02             358,000                   84        FP
Mastec North America, Inc.              Various Construction        Jan-03           2,392,924                   60        HP
                                           Equipment
Mastec North America, Inc.              Kubota Excavators           Apr-03             238,320                   36        OL
                                           W/Bucket
Mastec North America, Inc.              2001 Manitowoc              Apr-03             125,000                   36        OL
                                           28-Ton Boom Truck
Memgen Corporation                      Computer, Software          Sep-03             350,000                   24        FP
                                           & Lab Equip
National Gypsum Company                 CAT Equipment               Jul-02           1,382,558                   60        HP
National Gypsum Company                 Roll Crusher                Jul-02             884,757                   60        HP
National Gypsum Company                 CAT Equipment               Jul-01             853,074                   60        OL
National Gypsum Company                 Tractor                     Apr-01             662,273                   60        OL
National Gypsum Company                 Wheel loader and            Jan-02             383,208                 48 - 60     OL
                                           tractor
National Gypsum Company                 CAT Equipment               Oct-01             207,266                   60        OL
National Gypsum Company                 Dump trailer                Sep-02              24,959                   60        HP
National Gypsum Company                 CAT Equipment               Aug-02               8,375                   47        OL
New NGC, Inc.                           Caterpillar Wheel           Jul-03             827,415                   60        HP
                                           Loader
New NGC, Inc.                           2004 Freightliner           Jul-03             229,438                 60 - 72     FP
                                           Tractors
Nortel Networks, Inc.                   Office Furniture            Mar-01           1,065,692                   83        FP
Peabody Holding Company                 Joy Mining Equipment        Oct-02           5,083,396                   60        FP
Peabody Holding Company, Inc.           Joy Continuous Miner        Oct-02              28,039                   60        FP
                                           & Haulers
Proficient Networks, Inc.               Computer Equipment     Apr-03 to Aug-03        121,141                   24        FP
Quick Study Radiology, Inc.             Computer Related            Apr-03              20,920                   26        FO
                                           Equipment
Rubicon Technology, Inc.                Lapping & Polishing         Sep-03             300,000                   18        FP
                                           Machine
Rubicon Technology, Inc.                Surface Analyzer            Dec-03             200,000                   24        FP
SEACOR Marine Inc.                 43   Supply boat                 Jan-02           1,700,000                   60        OL
Seven Hills Paperboard, Llc             Wheel Loader &              Oct-03             136,355                   36        HP
                                           Forklifts
Sony Pictures Entertainment,            Digital recorders           Nov-01             762,524                   36        FP
   Inc.
U.S. Telepacific Corp.                  Titan System                Sep-03             345,944                   18        FP
                                           Materials
U.S. Telepacific Corp.                  Networking Equipment        Oct-03             599,272                   18        FP
U.S. Telepacific Corp.                  Networking Equipment
                                           and Office Furniture     Oct-03              54,784                   18        FP
Williams Distributed Power         38   Micro Turbine Systems       Apr-01             717,356                   60        OL
   Services, Inc.
                                                                                  -------------
                                           ATEL Capital Equipment Fund IX total:  $ 69,800,513
                                                                                  =============

                                                             TOTAL OF ALL FUNDS:  $621,539,936
                                                                                  =============

      Past performance is not necessarily indicative of future performance.

                   TABLE V ACQUISITION OF EQUIPMENT FOOTNOTES

(1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore "Commencement Date(s)" expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.

(2) "Acquisition Cost" includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

(3) "Percent Leverage" represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be "leveraged" (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.

(4) "Lease Term" is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.

(5) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term exceed or are equal to the Acquisition Cost of the Equipment. A designation of "OL" indicates that the aggregate rentals to be received during the Lease Term are less than the Acquisition Cost. A designation of "HP" indicates that the aggregate rents to be received during the Lease Term exceed or are equal to 90% of the Acquisition Cost of the Equipment.

(6) Subject to a management agreement with Transamerica Leasing, Inc.

(7) The equipment and lease is held in a trust. The Fund is the sole owner of the beneficial interest in the trust.

(8) On January 7, 2000 Lessee filed for protection under Chapter 11 of the U.S. Bankrputcy Code. The program repossessed and liquidated its leased assets and filed a claim against the lessee/debtor with the bankruptcy court. The lessee's current plan of reorganization calls for a change from manufacturing disk drive heads, to design and manufacture of micro machines. The program will have an equity interest in the reconstituted company, which will operate under the name:
Advanced Micro Technology, Inc.

(9) Subject to a management agreement with First Union Rail Corporation.

(10) Title to the equipment is held by a special purpose limited partnership. The General Partner and/or an affiliate is the General Partner of the limited partnership. The Fund owns a divisable interest in the equipment, as well as a substantially identical vessel. Interst in a third vessel held by the limited partnership has been acquired by an investor under a program managed by an affiliate of the Fund. The Fund has a controlling interest in the limited partnership.

(11) Title to the Equipment and Lease is held by an equipment trust. A divided beneficial interest in the trust representing 24 of 34 of the diesel-electric locomotives is owned by the program. A divided beneficial interest in the trust representing the remaining 10 diesel-electric locomotives has been assigned to a non-affiliate, however, such interest continues to be managed by an affiliate of the program.

(12) Merged and name changed to "The Burlington Northern and Santa Fe Railroad Company."

(13) Equipment is subject to a full payout management agreement with MRXX Corporation.

(14) Guaranteed by CVS Corporation.

(15) Title to the equipment is held in a trust. The program has a 100% undivided beneficial interest in the trust.

(16) Lessee was acquired by [and merged into] International Paper Company.

(17) The lessee name represents the manager of the rail tank cars. These rail tank cars are not currently subject to a fixed term lease.

(18) Title to the equipment is held in a trust. A divided beneficial interest in the trust representing 130 of 291 boxcars is owned by the program. A divided interest in the trust representing the remaining 161 boxcars continues to be owned by the seller of the Fund's interest, which seller is a non-affiliate.

(19) The underlying leases in this transaction are to various municipalities in the United Kingdom. The underlying leases are being managed by Hambros Vendor Finance Limited and include a residual sharing agreement.

(20) The end-users of the Equipment are various governmental entities in the United Kingdom.

      Past performance is not necessarily indicative of future performance.

(21) Asset is held in a trust. A 20% beneficial interest in the trust is held by Fund 7, with the remaining 80% beneficial interest in the trust held by Fund 8.

(22) Guaranteed by Hyundai Electronics Industries Co., Ltd.

(23) Guaranteed by Mobil Corporation. Title to the equipment is held in a trust where the Fund is the sole beneficial owner.

(24) Guaranteed by A.T. Massey Coal Company, Inc.

(25) On July 31, 2001 Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The lessee's current plan of reorganization calls for either accepting the lease, and mkaing all past due payments current, or payment of the program's unsecured claim in a proportionate amount, which claim remains to be liquidated and approved by the Court.

(26) The equipment is subject to operating leases and managed by the lessee under a pooled management arrangement. Rentals are variable. Average monthly lease payments are estimated based on the minimum lease payments to be received on similar Equipment owned by a prior program.

(27) Guaranteed by Tarmac, PLC.

(28)  Co-lessee  under  the  lease  with  Ultratech  Stepper,   Inc.,  UltraBeam
Lithography, Inc. and Verdant Technologies, Inc. as additional co-lessees.

(29) A division of Waban, Inc.

(30) Aircraft is based out of the Republic of Finland.

(31) Lessee is General Electric Company, by its division GE Aircraft Engines.

(32) Lessee is General Electric Company, by its division GE Plastics.

(33) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

(34) Asset is held by a special purpose entity. Acquisition cost represents 51% of the total cost. The remaining 49% is owned by an unaffiliated program but continues to be managed by an affiliate.

(35) Guaranteed 40% by Seacor Smit, Inc. and 60% by Transportacion Maritima Mexicana.

(36) Asset is held in a trust. A majority beneficial interest in the trust is held by the program, with the remaining beneficial interest in the trust held by an unaffiliated program managed by an affiliate.

(37) Assets are on short-term sub-leases with various sub-lessees.

(38) Guaranteed by Williams Companies, Inc.

(39) Asset held in a trust with Bank of New York as Trustee. Two distinct beneficial interests in the trust estate, representing an aggregate 42.5% interest of the total trust estate, purchased in two separate transactions. The remaining 57.5% of the trust estate is owned by an unaffiliated institutional investor. Trustee may only act upon unanimous instructions of all beneficial owners in the trust estate.

(40) Guaranteed by CVS Corporation.

(41) Lessee is acting through its division, GE Engine Services, Inc.

(42) Guaranteed by SEACOR Smit Inc.

(43) Guaranteed by General Electric Company acting through its division GE Aircraft Engines operating division.


      Past performance is not necessarily indicative of future performance.

                                    TABLE VI

                         SALES OR DISPOSALS OF EQUIPMENT

ATEL Capital Equipment Fund VII, ATEL Capital Equipment Fund VIII and ATEL Capital Equipment Fund IX have disposed of equipment in their portfolios as of December 31, 2003. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

                                                                                                                          Excess
                                                                                                                            of
                                                                           Equipment                                    Rents Over
                                                        Acquisition      Acquisition                        Sale         Expenses
Lessee                          Type of Equipment         Date (1)        Price (2)       Sale Date       Price (3)         (4)
------                          -----------------         --------        ---------       ---------       ---------         ---

ATEL CAPITAL EQUIPMENT FUND VII

A.P.Moller (Maersk)             Containers                 Dec-97            $ 22,801       Feb-03           $ 20,400      $ 12,593
Allian Techsystems, Inc.        Manufacturing              Dec-97             138,505   Jan to May-02           1,408        286,130
Anchor Glass Container          Glass Packaging            Apr-98              45,598       Jun-98             60,611         10,086
   Corporation                     Equipment
Anchor Glass Container          Various Computer           Dec-97             404,995       Jul-99             19,021        456,356
   Corporation                     Equipment
Anchor Glass Container          Glass Packaging            Dec-97             325,684       Nov-98            357,890        116,336
   Corporation                     Equipment
Applied Magnetics               Manufacturing              Dec-97           7,975,841  May-00 to Jun-00     1,661,217      2,652,847
   Corporation
Applied Magnetics               Manufacturing              Jun-97           4,152,810       Jan-01                  -      2,218,334
   Corporation
Avon Products, Inc.             DEC Mira 11/83 System      Dec-97              29,415       Aug-99             14,800         44,147
Blue Star Line Ltd.             Containers                 Dec-97              17,432       Dec-02                383         11,662
Burlington Northern & Santa Fe  Containers                 Jun-98               9,280       Sep-03              7,016          5,556
Burlington Northern & Santa Fe  Containers            Jun-98 to Sep 98        111,360  Feb-03 to Jun-03        88,565         61,019
Burlington Northern & Santa Fe  Locomotives                Jan-98           2,025,000       Aug-00          1,500,000      1,118,018
Burlington Northern & Santa Fe  Locomotives                Jan-98           4,050,000   Oct to Nov-01       2,148,551      3,209,719
Burlington Northern Santa Fe    48'Aluminium Domestic Jun-98 to Sep-98         64,960  Jul-99 to May-00        68,992          9,320
                                   Container
Burlington Northern Santa Fe    48'Aluminium Domestic Jun-98 to Sep-98         27,840       Oct-01             25,805         11,112
                                   Container
Burlington Northern Santa Fe    48'Aluminium Domestic Aug-98 to Sep-98         27,840       Jan-99             30,081          1,224
                                   Container
Canandaigua Wine Company, Inc.  Wine Barrels               Jun-98             152,734   May to Aug-01          22,714        427,074
Canandaigua Wine Company, Inc.  Wine Barrels               Jun-98              48,736   Oct to Dec-01           7,695        152,165
Canandaigua Wine Company, Inc.  Wine Barrels               Dec-97             192,372       Dec-00             33,702        178,147
Canandaigua Wine Company, Inc.  Barrels                    Dec-97             376,364       May-03             30,000        413,208
Canandaigua Wine Company, Inc.  Wine Barrels               Feb-97             303,325       Feb-02             25,200        317,755
Cargill, Inc.                   Railcars                   Jan-97              99,000       Oct-97             96,747          9,415
Cargill, Inc.                   Covered Hopper        Jan-97 to Sep 98        122,539  Jan-03 to Jul-03        24,747        131,820
                                   Railcars
Cargill, Inc.                   Covered Hopper             Sep-98              12,103       Aug-99             18,000          5,253
                                   Railcars
Cargill, Inc.                   Covered Hopper             Sep-98              67,154       Jul-01             58,062         47,880
                                   Car
Cargill, Inc.                   Jumbo Covered Hopper       Jan-97              66,000  Jul-99 to Jun-00        57,867         33,427
                                   Railcar
Cargill, Inc.                   Jumbo Covered Hopper       Jan-97              33,000       Oct-01             25,683         28,828
                                   Railcar
Cargill, Inc.                   Jumbo Covered Hopper       Jan-97              66,000       Mar-02             51,655         25,438
                                   Railcar
Cargill, Inc.                   Jumbo Covered Hopper       Jan-97           1,184,229   May to Jun-02         158,832      1,156,298
                                   Railcar
Celestica Corporation           Manufacturing              Dec-97              73,121       Oct-02              5,133         75,588
Celestica Corporation           Computers                  Dec-97              33,721       Oct-02              2,367         34,859
Consolidated Diesel Company     Minolta Copiers            Dec-97              15,697  Nov-98 to Mar-99         2,249         16,690
Consolidated Diesel Company     Manufacturing              Dec-97              15,161       May-02              5,000         37,927
Consolidated Rail Corporation   Domestic Container         Aug-97              10,255       Jan-98             10,752          9,646
Consolidated Rail Corporation   Containers            Aug-97 to Oct 97         20,510       Oct-02             13,202         13,725
Consolidated Rail Corporation   Gooseneck Container        Oct-97               6,315       Oct-99              5,896          1,714
                                   Chassis
Consolidated Rail Corporation   Container                  Oct-97              10,255       Jul-01              7,681          5,153
Costain Coal, Inc.              Vme/Euclid 339Sd Rear      Apr-98             805,181       Jun-98            886,985        161,683
                                   Dump Truck

      Past performance is not necessarily indicative of future performance.

                                     A - 22

                                                                                                                          Excess
                                                                                                                            of
                                                                           Equipment                                    Rents Over
                                                        Acquisition      Acquisition                        Sale         Expenses
Lessee                          Type of Equipment         Date (1)        Price (2)       Sale Date       Price (3)         (4)
------                          -----------------         --------        ---------       ---------       ---------         ---

CVS Pharmacy, Inc.              Telecommunications         Jul-99              77,935       Oct-02              2,700         44,389
DaimlerChrysler Corporation     Materials Handling         Sep-98             244,362       Feb-02             36,145        212,460
Danskin, Inc.                   Textile Manufacturing      Dec-97             255,717  Aug-98 to Dec-98       248,350        110,500
                                   Equipment
DDB Needham Dallas Inc.         Furniture & Fixtures  Dec-97 to Jun-98        897,829  Feb-03 to Jul-03       134,674        939,333
DDB Needham Worldwide Company   Office Furniture           Jun-97              20,292       Aug-02              3,545         21,484
Dole Fresh Fruit Company        40'Hi-Cube                 Dec-97              68,403       Aug-99             73,440         55,435
                                   Refrigerated
                                   Container
Emmpak Foods, Inc.              Materials Handling         Dec-97              91,850       Mar-01              7,500        135,496
Empire Blue Cross And Blue      Office Furniture           Dec-97             696,766       May-00                  1        911,434
   Shield
Exel Logistics, Inc.            1993 International         Apr-98              88,610       May-98             89,307         16,341
                                   8200 Tractor
Exel Logistics, Inc.            1993 Monon Semi-           Apr-98              45,337       May-98             45,693          8,360
                                   Trailer
Exxon Mobil                     Bell 206L-1 Long           Nov-96           1,650,000       Mar-00          1,699,276        900,000
                                   Ranger Helicopter
Exxonmobil                      Construction               Nov-97              92,773       Nov-03             45,000        122,052
ExxonMobil                      Helicopter                 Oct-97           1,160,000       Sep-00          1,324,610        557,603
Firstunion-Pioneer Chlor Alkali Railroad                   Dec-97              31,443       Dec-03                  -         30,510
Firstunion-Riceland Foods, Inc. Tank Cars                  Dec-97              17,594       Nov-01             15,815         19,040
Firstunion-Riceland Foods, Inc. Tank Cars                  Dec-97              17,594       Apr-03             15,895         25,276
Firstunion-Seaboard Transport   Tank Cars                  Dec-97              45,989  Nov-00 to Mar-01        22,113         74,389
FirstUn-Riceland Foods, Inc.    Tank Cars                  Jan-98              24,467       Nov-02             15,427
GATX Rail Corporation           Railroad                   Dec-98              33,455       Dec-03             13,904         27,858
GATX Rail Corporation           Tank Car                   Dec-98              40,601       Jul-01             25,422         12,249
General Electric Company-       Manufacturing         Jun-98 to Dec-00      5,148,931       Mar-03          3,663,768      2,859,065
   Aircraft Engines
General Electric Company-       Computers                  Aug-98              86,366       Sep-02                900        110,761
   Aircraft Engines
General Electric Company-       Manufacturing              Aug-98             221,977   Jan to May-02           7,383        259,772
   Aircraft Engines
General Electric Company-       Trackmobile Rail Car       Feb-97             166,602       Jul-02             72,000        141,716
   Plastics                        Mover
General Electric Company-       Injection Molding          Dec-96             906,370       Mar-01            275,000        875,736
   Plastics                        Machine
General Motors Corporation      Material Handling     Oct-01 to Dec-01      9,963,511       Mar-03          7,992,804      3,596,609
General Motors Corporation      Construction               Dec-01             149,993       Mar-03            124,437         52,887
General Motors Corporation      Containers                 Dec-01               5,003       Mar-03              4,150          1,432
General Motors Corporation      Trucks And Trailers        Oct-01             738,786       Mar-03            577,632        287,753
General Motors Corp-Powertrain  Material Handling          Apr-98             221,719       Nov-02             20,989
General Motors Corp-Powertrain  Material Handling          Dec-97              72,837       Nov-02             10,248         61,111
General Motors Corp-Powertrain  Forklift                   Dec-97              57,964  Jun-03 to Dec-03           201         84,981
Grand Trunk Western Railroad    86'6" 100-Ton High         Dec-97           3,342,139       Jan-00          1,672,856      2,241,057
                                   Cube Box Car
Group Management Services       Furniture & Fixtures       Jun-98              10,209       Jul-03              1,531         10,632
Group Management Services       Office Furniture /         Dec-97             170,867       Dec-99            143,378         72,544
                                   Fixtures
Hambros Vendor Leasing Limited  Various Transporta-        Nov-97             222,022       Sep-02             37,680        155,473
                                   tion Equipment
Hambros Vendor Leasing Limited  Various Equipment          Nov-97              43,181       Sep-02             13,201         17,843
Hambros Vendor Leasing Limited  Applied 414 S2 Diesel      Sep-97              16,864       Oct-99              4,349         21,038
                                   Sweeper
Hambros Vendor Leasing Limited  Vehicles                   Sep-97             531,929       Oct-01            139,121      1,016,561
Hambros Vendor Leasing Limited  Trucks And Trailers        Sep-97           2,324,021  Mar-03 to Nov-03       172,053      2,246,077
Hambros Vendor Leasing Limited  Vehicles                   Sep-97              97,043  Mar-03 to Nov-03        15,326        100,033
Hartz Foods, Inc.               Thermo Kings               Dec-97              18,422       Oct-98                  1         22,671
                                   Refrigeration Unit
Hastings Leasing Limited        Medical                    Oct-97           1,563,722  Feb-03 to Sep-03        77,957      2,694,765
Hastings Leasing Limited        Various Transporta-        Oct-97               7,260  Oct-99 to Feb-00        11,471         16,675
                                   tion Equipment
Hastings Leasing Limited        Various Transporta-        Oct-97           1,513,626    Feb & Jul-00          54,990      2,403,737
                                   tion Equipment
Hastings Leasing Limited        Various Transporta-        Oct-97              15,875       Dec-01              1,183          9,087
                                   tion Equipment
Hastings Leasing Limited        Various                    Oct-97           1,199,142   Apr to Jul-01         176,152        992,148
Hastings Leasing Limited        Various Equipment          Oct-97             824,700   Jul to Dec 02         147,271        665,247
Hastings Leasing Limited        Computers                  Oct-97             315,503       May-02             11,087        225,468
Hastings Leasing Limited        Medical Equipment          Oct-97             474,066       Nov-02             48,367        396,155
Hastings Leasing Limited        Helicopter                 Oct-97             944,018       Dec-02            624,650        762,074
Hastings Leasing Limited        Vehicles                   Oct-97             877,626   Mar to Dec 02         181,224        669,675
Hastings Leasing Limited        Various Transporta-        Oct-97           3,902,880       Jun-02            287,640      2,840,763
                                   tion Equipment
Hastings Leasing Limited        Office Automation          Oct-97             115,113  Jan-03 to Dec-03        14,750        195,398
                                   Equip.
Hastings Leasing Limited        Trucks And Trailers        Oct-97           1,090,030  Feb-03 to Dec-03       110,723      1,821,569
Hastings Leasing Limited        Vehicles                   Oct-97             830,932  Jan-03 to Dec-03        88,912      1,370,080
Hastings Leasing Limited        Miscellaneous              Oct-97             521,701  Jan-03 to Dec-03        68,684        829,266

      Past performance is not necessarily indicative of future performance.

                                     A - 23

                                                                                                                          Excess
                                                                                                                            of
                                                                           Equipment                                    Rents Over
                                                        Acquisition      Acquisition                        Sale         Expenses
Lessee                          Type of Equipment         Date (1)        Price (2)       Sale Date       Price (3)         (4)
------                          -----------------         --------        ---------       ---------       ---------         ---

Helm Financial Corporation      Railroad              Jul-99 to Aug-99      1,252,740       Oct-03             85,000        724,760
Helm Financial Corporation      Locomotives                Aug-99           1,252,740  Oct-00 to Jul-01       288,500        329,801
Helm Financial Corporation      Locomotives                Aug-99             417,580       Sep-01            106,000         93,563
Henry General Hospital          Medical                    Dec-97             185,700       Jun-01             20,700        194,979
Hughes Network Systems, Inc.    Telecommunications         Dec-97              71,860       Dec-99                  -        266,154
                                   Equipment
Hughes Network Systems, Inc.    Communications             Dec-97              25,377       Dec-00                  -         66,043
Hyplains Beef, L.C.             Food Processing            Dec-97           1,235,019       Jan-99          1,145,190        684,040
                                   Equipment
IBM Corporation                 Stereolithography          Dec-97              30,026       Dec-98             50,000         36,010
Illinois Central Railroad       Plate "C" Cushioned        Jan-97              23,000       Nov-99             26,981         12,308
                                   Boxcar
International Paper Company     Materials Handling    Dec-96 to Jan-97        588,300   Mar to Apr-02         169,184        619,290
International Paper Company     Materials Handling         Jul-97              73,595       Sep-02             23,000
International Paper Company     Material Handling          Jul-97             289,302  Aug-03 to Oct-03        46,500        331,296
International Rectifier Corp.   VSLI Critical Dim.         Apr-98              12,056       May-98             16,805          1,139
                                   Measure System
International Rectifier Corp.   Optical Assoc.Handler      Apr-98              13,336       May-98             12,000          4,480
                                   Assy W/Kit
International Rectifier Corp.   Wafer Cleaning System      Apr-98              86,791       Jun-98             95,000         26,672
International Rectifier Corp.   Itc5511D Energy            Apr-98               9,027       Jun-98              6,000          3,518
                                   Testing System
International Rectifier Corp.   Furnace/Heat Base          Apr-98             153,515       Jun-98            154,782         71,669
International Rectifier Corp.   Bdf-41 Furnace             Apr-98             124,193       Jun-98            125,218         57,233
                                   W/Attachments
International Rectifier Corp.   Two Zone Thermal           Dec-97             190,911  Aug-98 to Oct-98       148,000         76,091
                                   Shock Chamber
ITO Corporation                 Materials Handling         Apr-98              41,543       Jul-00                  -         46,015
ITO Corporation                 Taylor Stacker W/Fork      Dec-97             104,878       Apr-99                  -        119,136
                                   Shifter
ITO Corporation                 Ottawa Commando 30         Dec-97              15,678       Aug-99                  -        115,010
                                   Yard Hustler
Kraft Foods North America,Inc.  Furniture & Fixtures  Oct-97 to Nov-98      2,360,032       Mar-03          1,430,116      1,856,959
Kraft Foods North America,Inc.  Telecommunications    Jul-98 to Aug-98        561,826       Mar-03            215,925        548,937
Louisiana Workers               Printer                    Dec-97               2,200       Jun-99                  -         11,393
   Compensation Corp.
Maxtor Corporation              Computer & Testing         Dec-97             241,310       Aug-99             11,734        265,919
                                   Equipment
Maxtor Corporation              Office Automation          Aug-97             533,698       Aug-00            185,894        508,526
Mcdonnell Douglas               Material Handling          Apr-98              96,510       May-03             34,000         84,954
   Helicopter Corporation
Mintec International, Inc.      Laser Measuring       Dec-96 to Dec-97      1,378,705       Oct-01             17,000      1,875,380
                                   Systems
Mrxx-Illinois Central Railroad  Boxcars                    Jan-97              23,000       Jul-03             20,706         20,625
Nippon Yusen Kaisha             Containers                 Dec-97              17,432       Feb-03             12,750         36,710
   (N.Y.K.Line)
Nippon Yusen Kaisha             Refrigerated Container     Dec-97              17,432       Jun-01             13,600          8,484
   (N.Y.K.Line)
Nippon Yusen Kaisha             20'Aluminum                Dec-97              17,432       Feb-99             20,995          3,059
   (N.Y.K.Line)                    Refrigerated
                                   Container
North American Chemical Co.     Mini Magnetic Flow         Dec-97              18,809       Dec-98                  -         22,771
                                   Meters
North American Salt Company     Insulated Tank Car         Dec-97              19,088       Jul-02             22,921         15,262
NVR, Inc.                       Home Manufacturing         Oct-97              45,880       Nov-99             42,000         14,479
                                   Equipment
PGC Advertising, Inc.           Furniture & Fixtures  Dec-97 to Mar-98         75,514  Feb-03 to Apr-03        11,327         78,886
Plasmaquest, Inc.               Tatung Sparcstations       Dec-97               6,406       Aug-98              5,445          7,104
Ralphs Grocery Company          Materials Handling         Dec-97              95,598       Mar-00                  -        153,606
Ralphs Grocery Company          Office Automation          Dec-97             179,787   May to Jun-01               -         63,731
Riceland Foods, Inc             23,700 Gal Uni-Temp        Jan-98              17,594       Apr-98             17,594          1,981
                                   Tank Car
Rose Acres Farms, Inc.          Automatic Case Packer      Dec-97             185,461       Sep-99             64,700        155,180
Sarif, Inc.                     ECR Enhanced CVD           Dec-97             224,702       Apr-99             89,826        225,348
                                   System
Sematech, Inc.                  Manufacturing              Jun-98           2,400,000       Sep-00          1,290,000      1,575,742
Sematech, Inc.                  Concept Two-Sequel-S       Sep-97           1,303,600       Jun-00            762,236      1,225,058
                                   Cvd (90%)
Smitty's Super Valu, Inc.       Furniture, Fixtures &      Apr-98             451,861       Jun-98            601,960        139,202
                                   Equipment
Sony Pictures Entertainment,    Office Automation          Dec-98              78,820       Dec-01             37,400         79,580
   Inc.
Sony Pictures Entertainment,    Office Automation          Mar-98           1,278,900       Apr-01            264,600      1,249,979
   Inc.
Sony Pictures Entertainment,    Recreation Equipment       Dec-98              83,642       Jan-03             25,000         74,089
   Inc.
Southern Pacific Transportation EMD SD45-T2 Locomotive     Dec-97             397,658       Mar-99            520,000        391,486
   Company
Southwest Health Center, Inc.   Siemens Mammographic       Apr-98              13,000       May-98             18,500          1,331
                                   X-Ray
Stater Brothers Markets         Grocery Store              Apr-98              13,643       Jun-98                  -         16,315
                                   Equipment
Tarmac America, Inc.            Tractors                   Mar-97              35,000       Aug-97             33,666          6,119
Tarmac America, Inc.            Construction               Mar-97             315,000       Oct-00                  1        310,156
                                   Equipment
TASC, Inc.                      Office Equipment      Oct-97 to Jul-98         27,247  Dec-98 to Jun-99        21,441         26,974
TASC, Inc.                      Computers             Sep-98 to Apr-99        124,117  Sep-02 to Oct-02        21,595        122,878
TASC, Inc.                      Office Automation     Jul-98 to Apr-99      1,702,185   Jan to Jul-02         128,617      1,752,934
TASC, Inc.                      Office Automation      Feb to Sep-98        1,291,004   Oct to Dec-01          77,685      1,499,721
TASC, Inc.                      Office Automation          Jan-99           2,380,289  Oct-00 to Aug-01       239,939      2,587,792
The Burlington Northern & Santa General Electric           Dec-96             208,790       Jun-99            125,000        143,520
   Fe Railroad Company             C30-7 Locomotive
The DDB Needham Worldwide       Furniture & Fixtures  Mar-98 to Jun-98         37,688  Apr-03 to Jul-03         5,653         39,235
   Company
The Pittston Company            Mining                     Dec-98             232,827       Dec-03             75,000        233,940
The Pittston Company            Construction          Sep-98 to Dec-98      2,246,938       Aug-03            472,277      2,215,213
The Pittston Company            Mining                     Dec-98             369,793       Mar-03            105,266        924,494
Thompson Pipe & Steel Company   Office Furniture &         Apr-98              31,918       May-98             25,000          6,012
                                   Fixtures
Thomson Saginaw Ball Screw Co.  Machine Tools              Dec-97             488,917       Aug-98            382,771        242,618
Transamerica Leasing Inc.       Containers                 Dec-97              57,664    May & Nov-03          47,675          8,271
Triad Intl Maintenance          Aircraft Access and        Dec-97             954,124  Jul-98 to Aug-98     1,306,184        367,159
   Corporation                     Ground Support
                                   Equipment
Ultrabeam Lithography, Inc      Manufacturing              Nov-97             783,854       Jul-00            572,983        414,380
Ultrabeam Lithography, Inc.     Manufacturing              Dec-98             830,770       Feb-03            249,231        838,973
Unified Western Grocers, Inc.   Material Handling          Apr-98             810,790       Oct-03             26,368        994,265
Union Tank                      Exterior-Coiled            Jan-98              16,606       May-00              1,500          4,584
                                   Insulated Tank Car
Union Tank Car Company          Exterior-Coiled            Dec-97              33,212  Dec-99 to May-00         5,500         20,437
                                   Insulated Tank Car
United States Steel Corporation Construction               Jun-97              75,309       Oct-03             25,000         80,102
Universal City Florida Partner  Computers                  Feb-99             226,123  Oct 02 to Dec 02         9,686        579,709
Universal City Florida Partners Office Automation     Sep-98 to Mar-99      1,438,997   Jan to Aug-02          51,507      1,534,657
US Surgical Corporation         Manufacturing              Jun-98             195,987       Oct-03            132,605        112,522
US Surgical Corporation         Vascular Laser Stent       Jun-98             372,196       May-00            360,397         91,203
                                   Cutting Syst
US Surgical Corporation         Manufacturing              Jun-98              60,971       Sep-02             14,704         38,986
Wagner College                  Various Desktop            Dec-97              91,951  Aug-98 to Oct-98        34,289         77,503
                                   Computers
Wayne Farms                     Materials Handling         Dec-97              64,686       Feb-01             30,000        103,436
                                                                        --------------                   ------------- -------------
                                                                         $101,298,756                    $ 41,064,424  $ 77,833,388
                                                                        ==============                   ============= =============

      Past performance is not necessarily indicative of future performance.



                                     A - 24

                                                                                                                          Excess
                                                                                                                            of
                                                                           Equipment                                    Rents Over
                                                        Acquisition      Acquisition                        Sale         Expenses
Lessee                          Type of Equipment         Date (1)        Price (2)       Sale Date       Price (3)         (4)
------                          -----------------         --------        ---------       ---------       ---------         ---

ATEL CAPITAL EQUIPMENT FUND VIII

Burlington Northern & Santa Fe  Locomotives                Nov-99           $ 587,500       Mar-03          $ 483,653     $ 221,406
Burlington Northern & Santa Fe  Railroad              Sep-99 to Nov-99      1,634,002  Nov-03 to Dec-03       154,700     1,346,436
Celestica Corporation           Manufacturing              Dec-00           1,573,285       Jul-03            491,000     1,224,300
CSX Transportation, Inc.        Box Cars                   Sep-99           6,782,075       Jan-01          7,112,100     1,749,525
CVS Pharmacy, Inc.              Office Automation          Dec-99             106,156       Feb-02             23,850       103,907
CVS Pharmacy, Inc.              Material Handling          Feb-01              20,250       Jul-03             20,250        10,137
CVS Pharmacy, Inc.              Computers             Aug-00 to Feb-01        959,538       May-03            166,999       982,759
CVS Pharmacy, Inc.              Office Automation     Jul-99 to Mar-00        150,925       Oct-01             23,700        64,466
DDB Needham Chicago Inc.        Electronics                Sep-98              43,589       Oct-02             13,462        40,829
DDB Needham Chicago Inc.        Office Automation          Sep-98              41,294       Feb-03                445        54,150
                                   Equipuipment
Emery Worldwide Airlines        Cargo Plane                Jun-00          14,123,602       Apr-03          3,980,000     9,419,761
Firstunion-Archer Daniels       Railroad                   Dec-99              20,151       Dec-03             20,725         8,419
   Midland
GE Aircraft Engines             Tilt Axis Table            Mar-00              31,130       Apr-01             31,130         5,054
GE Aircraft Engines             Manufacturing         Jul-00 to Jan-01      1,085,135       Jun-03            904,522       470,714
Great American Management       Boxcars                    Oct-99             203,250       Apr-03            106,877        69,854
   Services
Great American Management       Pullman Box Car            Oct-99              15,635       Nov-99             15,780             -
   Services
Hallsmith-Sysco Food Services   Trucks And                 Aug-99              64,906       Jul-03             46,141        64,906
                                   Trailers
Hallsmith-Sysco Food Services   Trucks And Trailers        Sep-00              70,914       Nov-03             54,033        35,342
Kansas City Southern Railway    Covered Hopper             Dec-99              40,302       Jul-03             42,322        20,719
                                   Railcars
Overnite Transportation         Trucks And                 Aug-00             135,378       Feb-03             95,920        78,648
   Company                         Trailers
Solectron Corporation           Manufacturing              Aug-99           1,467,047   Oct-03 to Nov-03      544,500     1,166,009
Staples. Inc.                   Office Automation          Dec-98           2,410,939   May to Aug-02       1,356,830     1,711,188
TASC, Inc.                      Office Automation          Jun-99               5,412       Nov-01              1,082         4,276
TASC, Inc.                      Office Automation          Sep-99               9,652       Mar-00              9,520         1,601
TASC, Inc.                      Electronics           Jun-99 to Sep-99         80,982  Sep-02 to Dec-02         8,480        80,500
TASC, Inc.                      Computers             Mar-99 to Sep-99      1,031,896  Sep-02 to Mar-03        50,747     1,034,637
TASC, Inc.                      Office Automation       May to Jun-99          41,977       Jul-02              8,622        43,797
The DDB Needham Worldwide       Office Automation          Sep-98             884,900   Jan to Jul-02          81,819       897,546
   Companies
The DDB Needham Worldwide       Office Automation          Sep-98             780,130       Nov-01            157,667       795,275
   Companies
The DDB Needham Worldwide       Furniture & Fixtures       Sep-98               5,754       Oct-03                863         5,816
   Companies
Tracy Locke Partnership         Furniture & Fixtures       Sep-98             316,222       Nov-03             47,433       319,596
Transamerica Leasing Inc.       Standard 20' Imo1          Dec-98              21,250       Nov-99             22,398         2,490
                                  Tank Container
Transamerica Leasing Inc.       Containers                 Dec-98              42,500       Nov-03             30,770        26,767
Union Pacific Railroad Company  Covered Hopper             Dec-99             503,776       Apr-03            634,135       239,147
                                   Railcars
Union Pacific Railroad Company  Gondola Cars               Dec-99             367,935  Nov-02 to Jun-03       140,335       588,332
Union Pacific Railroad Company  Covered Hopper             Dec-99             261,964       Nov-02            301,980       106,590
                                   Railcars
Union Pacific Railroad Company  Railroad                   Dec-99              43,662       Dec-03             13,289        22,980
Universal City Florida Partner  Computers             May-99 to Mar-00        989,174  Nov-02 to Aug-03        52,937     1,231,602
Universal City Florida Partners Computers                  Jun-00             156,442  Oct-03 to Dec-03        15,114       165,353
Watco Companies,Inc.            Covered Hopper             Dec-99              60,453       Apr-03             77,901         1,117
                                   Railcars
Watco Companies,Inc.             Covered Hopper            Dec-99              60,453       Dec-03             60,296         3,750
                                   Railcars
Whirlpool Corporation           Manufacturing              Dec-98              72,763   Jan to Apr-02          17,752        56,523
Williams Distributed Power      Electrical            Dec-99 to Sep-00        374,152       Jun-03            293,145       288,612
   Serices                         Generation
Xerox Corporation               Material Handling     Dec-98 to Feb-99        276,815  Oct-02 to Jan-03        50,950       221,663
Xerox Corporation               Material Handling          Feb-99              52,880       Oct-03                  2        62,435
                                                                        --------------                  --------------  ------------
                                                                         $ 38,008,147                    $ 17,766,177   $25,048,933
                                                                        ==============                  ==============  ============


      Past performance is not necessarily indicative of future performance.



                                     A - 25

                                                                                                                          Excess
                                                                                                                            of
                                                                           Equipment                                    Rents Over
                                                        Acquisition      Acquisition                        Sale         Expenses
Lessee                          Type of Equipment         Date (1)        Price (2)       Sale Date       Price (3)         (4)
------                          -----------------         --------        ---------       ---------       ---------         ---

ATEL CAPITAL EQUIPMENT FUND IX

GE Aircraft Engines             Mazak Horizontal           Dec-02           $ 997,875       Jun-03        $ 1,021,939      $ 84,857
                                   NC Lathe
Sony Pictures Entertainment,    Office Automation          Jan-02             762,524       May-02            749,408       121,255
   Inc.
Williams Distributed Power      Capstone Micro Turbine     Feb-01              74,943       Jun-03             65,725        35,451
   Services                        System
                                                                        --------------                   ------------- -------------
                                                                          $ 1,835,342                     $ 1,837,072     $ 241,563
                                                                        --------------                   ------------- -------------
                                                TOTALS OF ALL FUNDS:    $ 146,658,375                    $ 64,904,659  $105,676,593
                                                                        ==============                  ============== =============




      Past performance is not necessarily indicative of future performance.

               TABLE VI SALES OR DISPOSALS OF EQUIPMENT FOOTNOTES


(1) "Acquisition Date" is the date the Equipment was acquired by the prior program.

(2) "Equipment Acquisition Price" is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

(3) "Sale Price" is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

(4) "Excess of Rents Over Expenses" is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.


      Past performance is not necessarily indicative of future performance.


                                     A - 27